                                CREDIT AGREEMENT

                                      Among

                                 PROLOGIS TRUST,
                           as a Borrower and Guarantor

                    PROLOGIS LOGISTICS SERVICES INCORPORATED,
                                  as a Borrower

                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED,
                                  as a Borrower

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH,
                              as Syndication Agent

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                             as Documentation Agent

                            FIRST UNION NATIONAL BANK
                                       and
                       SOCIETE GENERALE, SOUTHWEST AGENCY,
                               as Managing Agents

                                       and

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                  $450,000,000

                                      As of

                                  June 6, 2000


                         BANC OF AMERICA SECURITIES LLC,
                       Sole Lead Arranger and Book Manager


                                     (viii)
Credit Agreement                                                                                        d-EXH10.WPD
                                TABLE OF CONTENTS
                                                                                                               Page

SECTION 1         DEFINITIONS AND TERMS...........................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................19
         1.3      Other References...............................................................................19
         1.4      Accounting Principles..........................................................................19

SECTION 2         COMMITMENT.....................................................................................19
         2.1      Revolving Facility.............................................................................19
         2.2      Borrowing Procedure............................................................................20
         2.3      Termination....................................................................................21
         2.4      Swing Line Subfacility.........................................................................21
         2.5      Competitive Bid Subfacility....................................................................22
         2.6      Lenders; Increase in Total Commitment..........................................................25

SECTION 3         TERMS OF PAYMENT...............................................................................25
         3.1      Notes and Payments.............................................................................25
         3.2      Interest and Principal Payments................................................................26
         3.3      Interest Options...............................................................................26
         3.4      Quotation of Rates.............................................................................27
         3.5      Default Rate...................................................................................27
         3.6      Interest Recapture.............................................................................27
         3.7      Interest Calculations..........................................................................27
         3.8      Maximum Rate...................................................................................27
         3.9      Interest Periods...............................................................................28
         3.10     Conversions and Continuations..................................................................28
         3.11     Order of Application...........................................................................29
         3.12     Sharing of Payments, Etc.......................................................................29
         3.13     Offset.........................................................................................29
         3.14     Booking Borrowings.............................................................................29
         3.15     Basis Unavailable or Inadequate for the Eurodollar Rate........................................29
         3.16     Additional Costs...............................................................................30
         3.17     Change in Law..................................................................................31
         3.18     Funding Loss...................................................................................31
         3.19     Foreign Lenders................................................................................32
         3.20     Extension of Termination Date..................................................................32
         3.21     Option to Replace Lenders......................................................................32

SECTION 4         FEES...........................................................................................32
         4.1      Treatment of Fees..............................................................................32
         4.2      Administrative Agent Fees......................................................................33
         4.3      Commitment Fees................................................................................33
         4.4      Extension Fee..................................................................................33
         4.5      Competitive Bid Fee............................................................................33

SECTION 5         CONDITIONS PRECEDENT...........................................................................33

SECTION 6         REPRESENTATIONS AND WARRANTIES.................................................................34
         6.1      Purpose of Credit Facility.....................................................................34
         6.2      Corporate Existence, Good Standing, Authority and Compliance...................................34
         6.3      Affiliates.....................................................................................34
         6.4      Authorization and Contravention................................................................34
         6.5      Binding Effect.................................................................................34
         6.6      Financial Statements; Fiscal Year..............................................................34
         6.7      Litigation.....................................................................................35
         6.8      Taxes..........................................................................................35
         6.9      Environmental Matters..........................................................................35
         6.10     Pension Plans..................................................................................36
         6.11     Properties.....................................................................................36
         6.12     Locations......................................................................................36
         6.13     Government Regulations.........................................................................36
         6.14     Transactions with Affiliates...................................................................36
         6.15     Insurance......................................................................................36
         6.16     Labor Matters..................................................................................36
         6.17     Solvency.......................................................................................36
         6.18     Full Disclosure................................................................................36
         6.19     Exemption from ERISA; Plan Assets..............................................................37
         6.20     Minority Interests.............................................................................37

SECTION 7         AFFIRMATIVE COVENANTS..........................................................................37
         7.1      Items to be Furnished..........................................................................37
         7.2      Use of Proceeds................................................................................38
         7.3      Books and Records..............................................................................38
         7.4      Inspections....................................................................................38
         7.5      Taxes..........................................................................................39
         7.6      Expenses.......................................................................................39
         7.7      Maintenance of Existence, Assets, and Business.................................................39
         7.8      Insurance......................................................................................39
         7.9      Preservation and Protection of Rights..........................................................40
         7.10     Environmental Laws.............................................................................40
         7.11     Indemnification................................................................................40
         7.12     REIT Status....................................................................................40
         7.13     Hedging Agreements.............................................................................40
         7.14     Subsidiary Guaranties; Intercompany Indebtedness...............................................41

SECTION 8         NEGATIVE COVENANTS.............................................................................41
         8.1      Payment of Liabilities.........................................................................41
         8.2      Employee Plans.................................................................................41
         8.3      Debt...........................................................................................41
         8.4      Transactions with Affiliates...................................................................42
         8.5      Compliance with Laws and Documents.............................................................42
         8.6      Loans, Advances, and Investments...............................................................42
         8.7      Dividends and Distributions....................................................................43
         8.8      Sale of Assets.................................................................................43
         8.9      Mergers and Dissolutions.......................................................................43
         8.10     Assignment.....................................................................................44
         8.11     Fiscal Year and Accounting Methods.............................................................44
         8.12     New Businesses.................................................................................44
         8.13     Government Regulations.........................................................................44
         8.14     Negative Pledge Agreements.....................................................................44

SECTION 9         FINANCIAL COVENANTS............................................................................44
         9.1      Leverage Ratio.................................................................................44
         9.2      Minimum Consolidated Net Worth.................................................................44
         9.3      Interest Expense Coverage Ratio................................................................44
         9.4      Fixed Charge Coverage Ratio....................................................................44
         9.5      Preferred Dividend Coverage Ratio..............................................................44
         9.6      Unencumbered Debt Service Coverage Ratio.......................................................45
         9.7      Unencumbered Property Value Ratio..............................................................45

SECTION 10        DEFAULT........................................................................................45
         10.1     Payment of Obligation..........................................................................45
         10.2     Covenants......................................................................................45
         10.3     Debtor Relief..................................................................................45
         10.4     Judgments and Attachments......................................................................45
         10.5     Government Action..............................................................................45
         10.6     Misrepresentation..............................................................................45
         10.7     Default Under Other Agreements.................................................................46
         10.8     Validity and Enforceability of Loan Documents..................................................46
         10.9     Management Changes.............................................................................46
         10.10    Plan Assets....................................................................................46

SECTION 11        RIGHTS AND REMEDIES............................................................................47
         11.1     Remedies Upon Default..........................................................................47
         11.2     Waivers.  .....................................................................................47
         11.3     Performance by Administrative Agent............................................................47
         11.4     Not in Control.................................................................................47
         11.5     Course of Dealing..............................................................................47
         11.6     Cumulative Rights..............................................................................48
         11.7     Application of Proceeds........................................................................48
         11.8     Diminution in Value of Collateral..............................................................48
         11.9     Certain Proceedings............................................................................48

SECTION 12        AGENTS AND LENDERS.............................................................................48
         12.1     Agents.........................................................................................48
         12.2     Delegation of Duties; Reliance.................................................................50
         12.3     Limitation of Agents= Liability................................................................50
         12.4     Limitation of Liability........................................................................51
         12.5     Expenses.......................................................................................51
         12.6     Proportionate Absorption of Losses.............................................................52
         12.7     Relationship of Lenders........................................................................52
         12.8     Benefits of Agreement..........................................................................52
         12.9     Approval of Lenders............................................................................52
         12.10    Default; Collateral............................................................................52
         13.1     The Guaranty...................................................................................53
         13.2     Bankruptcy.....................................................................................53
         13.3     Nature of Liability............................................................................53
         13.4     Independent Obligation.........................................................................54
         13.5     Authorization..................................................................................54
         13.6     Reliance.......................................................................................54
         13.7     Subordination..................................................................................54
         13.8     Waivers; Consents..............................................................................55

SECTION 14        MISCELLANEOUS..................................................................................56
         14.1     Headings.......................................................................................56
         14.2     Nonbusiness Days; Time.........................................................................56
         14.3     Communications.................................................................................56
         14.4     Form and Number of Documents...................................................................56
         14.5     Survival.......................................................................................56
         14.6     Governing Law..................................................................................56
         14.7     Invalid Provisions.............................................................................56
         14.8     Venue; Service of Process; Jury Trial..........................................................57
         14.9     Amendments, Consents, Conflicts, and Waivers...................................................57
         14.10    Multiple Counterparts..........................................................................58
         14.11    Successors and Assigns; Participations.........................................................58
         14.12    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................60
         14.13    Confidentiality................................................................................60
         14.14    Limitation of Liability of Trustees, Shareholders and Officers of ProLogis.....................61
         14.15    Entirety.......................................................................................61
         14.16    Limited Waiver.  ..............................................................................61


                             SCHEDULES AND EXHIBITS
Schedule 1               Parties, Addresses, Commitments and Wiring Information
Schedule 5               Closing Documents
Schedule 6.2             Jurisdictions of Incorporation, Business, and Names
Schedule 6.7             Litigation
Schedule 6.9             Environmental Matters
Schedule 6.10            Pension Plan Disclosures
Schedule 6.12            Chief Executive Office
Schedule 6.14            Affiliates Transactions
Schedule 6.20            Minority Interests
Schedule 7.14-1          Excluded Guarantors
Schedule 7.14-2          Existing Pledged Indebtedness-Unconsolidated Affiliates
Schedule 7.14-3          Unrestricted International Companies
Schedule 8.6             Permitted Minority Interests

Exhibit A-1              Form of Revolving Credit Note
Exhibit A-2              Form of Competitive Bid Note
Exhibit B-1              Borrowing Request
Exhibit B-2              Competitive Bid Request
Exhibit C                Compliance Certificate
Exhibit D                Form of Assignment and Acceptance
Exhibit E                Form of Swing Line Note
Exhibit F                Form of Competitive Bid
Exhibit G                Form of Subsidiary Guaranty
Exhibit H-1              Form of Borrower Pledge Agreement
Exhibit H-2              Form of Subsidiary Pledge Agreement


                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of June 6, 2000 (the "Closing Date"), among PROLOGIS TRUST, a Maryland real estate investment trust ("ProLogis"), PROLOGIS LOGISTICS SERVICES INCORPORATED, a Delaware corporation ("PLLS"), PROLOGIS DEVELOPMENT SERVICES INCORPORATED, a Delaware corporation ("PLDS;" PLLS and PLDS are individually called a "Subsidiary Borrower" and collectively called "Subsidiary Borrowers;" ProLogis and Subsidiary Borrowers are individually called a "Borrower" and collectively called "Borrowers"), the Lenders (defined below), BANK OF AMERICA, N.A., a national banking association ("Bank of America"), for itself and as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, "Administrative Agent"), COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH, for itself and as Syndication Agent (in such capacity, together with its successors and assigns, "Syndication Agent"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, for itself and as Documentation Agent (in such capacity, together with its successors and assigns, "Documentation Agent").

                                R E C I T A L S:

         1. Borrowers have requested that Lenders provide to Borrowers a revolving credit and competitive bid facility.

         2. Lenders are willing to provide such facility to Borrowers on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1         DEFINITIONS AND TERMS.

         1.1      Definitions.  Unless otherwise indicated, as used in the Loan
Documents:

         "Actual Capital Expenditures" means any expenditures by a Person that are properly classified in the relevant financial statements of such Person in accordance with GAAP as a capital asset for (a) tenant improvements and capitalized lease commissions on previously leased space, and (b) recurring capital expenditures relating to any Property.

         "Adjusted EBITDA" means, for any Person for any Period, (a) net earnings determined in accordance with GAAP, plus (minus) (b) extraordinary losses (extraordinary gains) determined in accordance with GAAP and reflected in the determination of net earnings, plus (minus) (c) capital losses (gains) (in each case exclusive of such amounts recognized in accordance with GAAP that are attributable to bona fide sales to third parties (including Unconsolidated Affiliates, to the extent of any third-party interests therein) by ProLogis, PLDS, Kingspark, and International Consolidated Affiliates of Properties developed by such Persons with the intention of reselling such Properties to third parties), plus (minus) (d) any foreign exchange loss (gain) which is the result of a period ending "mark to market" of intercompany (including Consolidated Affiliates and Unconsolidated Affiliates) or third-party loans in accordance with GAAP, plus (minus) (e) losses (gains) associated with mark to market of Hedging Agreements, plus (f) all amounts deducted in calculating net earnings, in conformity with GAAP, for interest expense, deferred taxes, depreciation, and amortization. For purposes of calculating the Fixed Charge Coverage Ratio, the Preferred Dividend Coverage Ratio, and the Unencumbered Debt Service Coverage Ratio, Adjusted EBITDA shall be increased by the amount of any operating lease payments related to transactions in which such Person or an Affiliate of such Person leases, as lessee, any Property or other assets that it owned and sold, transferred, or otherwise disposed of to the lessor (or a predecessor in interest to the lessor).

         "Administrative Agent" is defined in the preamble to this Agreement.

         "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities or other ownership interests, by contract, or otherwise).

         "Agents"  means   Administrative   Agent,   Documentation   Agent,  and
Syndication Agent, and "Agent" means any one of the Agents.

         "Agreement" means this Credit Agreement, as amended, supplemented, or restated from time to time.

         "Applicable   Facility   Fee   Percentage"   means,   at  the  time  of
determination thereof, the percentage per annum set forth below based upon the Rating Requirement:

------------------------------------------------------- ===================

                  Rating Requirement                        Applicable
                                                            Percentage
------------------------------------------------------- ===================
------------------- ----------------- ----------------- ===================

  Moody's Rating      S & P Rating         Fitch
                                           Rating
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

Less than Baa3 or   Less than BBB-    Less than BBB-          0.30%
not rated           or not rated      or not rated
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

Baa3                BBB-              BBB-                    0.20%
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

Baa2                BBB               BBB                     0.20%
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

Baa1                BBB+              BBB+                    0.15%
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

A3                  A-                A-                      0.15%
------------------- ----------------- ----------------- ===================
------------------- ----------------- ----------------- ===================

A2 or better        A or better       A or better             0.10%
------------------- ----------------- ----------------- ===================

         "Applicable Margin" means, at the time of determination thereof, the interest margin per annum over the Base Rate or the Eurodollar Rate, as the case may be, based upon the Rating Requirement as follows:

------------------------------------------------------- ==========================================

                  Rating Requirement                                Applicable Margin
------------------------------------------------------- ==========================================
------------------- ----------------- ----------------- ------------------- ======================

  Moody's Rating      S & P Rating         Fitch            Base Rate            Eurodollar
                                           Rating           Borrowings           Borrowings
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

Less than Baa3 or   Less than BBB-    Less than BBB-           0.5%                 1.50%
not rated           or not rated      or not rated
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

Baa3                BBB-              BBB-                      0%                  1.00%
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

Baa2                BBB               BBB                       0%                  0.80%
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

Baa1                BBB+              BBB+                      0%                  0.75%
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

A3                  A-                A-                        0%                  0.65%
------------------- ----------------- ----------------- ------------------- ======================
------------------- ----------------- ----------------- ------------------- ======================

A2 or better        A or better       A or better               0%                  0.60%
------------------- ----------------- ----------------- ------------------- ======================

If the Maximum Leverage Ratio is increased from 0.55 to 0.60 pursuant to the terms and conditions set forth in the definition of Maximum Leverage Ratio, then the Applicable Margin shall be increased by 0.30% during the period of time in which such increase in the Maximum Leverage Ratio is effective.

         "Applicable Pension Laws" means, with respect to any Person, all pension Laws applicable to such Person, including, without limitation, ERISA.

         "Bank of America" is defined in the preamble to this Agreement.

         "Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the annual interest rate most recently announced by Administrative Agent as its prime rate (or, if the Person then acting as Administrative Agent under this Agreement is not a bank organized under the Laws of the United States or any State, then the rate announced by Bank of America as its prime rate) in effect at its office in Dallas, Texas, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrowers or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

         "Base Rate Borrowing" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

         "Borrower" and "Borrowers" are defined in the preamble to this Agreement.

         "Borrowing" means (without duplication) any amount disbursed by (a) any Credit Party to or on behalf of any Borrower under this Agreement (under the Competitive Bid Subfacility, the Swing Line Subfacility, or otherwise), or (b) any Credit Party in accordance with, and to satisfy the obligations of any Company under, this Agreement.

         "Borrowing Date" means for any Borrowing (a) the date for which funds are requested by a Borrower, or (b) the date any Borrowing is converted hereunder to another Type of Borrowing.

         "Borrowing Request" means a request substantially in the form of Exhibit B-1.

         "Business Day" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Texas or New York, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.

         "Capital Expenditures" means an amount equal to the sum of (a) in the case of Properties that are not Refrigerated Warehouse Properties, the greater of (i) Actual Capital Expenditures with respect to such Properties during the four (4) fiscal quarters ending on the date of determination, and (ii) the product of (A) the sum of the total square footage with respect to all completed industrial space in all such Properties as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five (5), and (B) $0.15, and (b) in the case of Properties that are Refrigerated Warehouse Properties, the greater of (i) Actual Capital Expenditures with respect to such Properties during the four (4) fiscal quarters ending on the date of determination, and (ii) the product of (A) the sum of the total cubic footage with respect to all completed space in all such Properties as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five
(5), and (B) $0.10.

         "Capital Lease" means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

         "Cash Equivalents" means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated "A-1" (or higher) according to S & P, or "P-1" (or higher) according to Moody's and maturing not more than one hundred eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, Administrative Agent, any Lender, or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are substantially limited to the foregoing.

         "Change in Control" means, with respect to ProLogis, the transfer of beneficial ownership of the outstanding Stock of ProLogis such that any Person other than Security Capital Group Incorporated and/or its Affiliates owns, directly or indirectly, more than (a) twenty percent (20%) of the Stock (other than non-voting preferred Stock) of ProLogis, and (b) the percent of the Stock (other than non-voting preferred Stock) of ProLogis owned by Security Capital Group Incorporated and/or its Affiliates.

         "Closing Date" is defined in the preamble to this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commitment" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender=s name on Schedule 1 as most recently amended under this Agreement.

         "Companies" means, without duplication, ProLogis and each of its Consolidated Affiliates, and ACompany" means any one of the Companies.

         "Competitive Bid" means an offer by a Lender to fund a Borrowing under the Competitive Bid Subfacility pursuant to Section 2.5.

         "Competitive Bid Notes" means one of the promissory notes substantially in the form of Exhibit A-2, and all renewals, extensions, modifications, rearrangements, and replacements thereof and any and all substitutions therefor, and "Competitive Bid Note" means any one of the Competitive Bid Notes.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.5, (a) in the case of a Eurodollar Borrowing, the margin (which margin shall be adjusted by such Lender to reflect such Lender's Reserve Requirement, if any, in effect for such Eurodollar Borrowing) which shall be added to or subtracted from the Eurodollar Rate, and (b) in the case of a Fixed Rate Borrowing, the fixed rate of interest, in each case, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.5(b) substantially in the form of Exhibit B-2.

         "Competitive Bid Subfacility" means the subfacility of the Total Commitment as described in, and subject to the limitations of, Section 2.5.

         "Competitive Borrowing" means any Borrowing under the Competitive Bid Subfacility.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C and signed by a Responsible Officer.

         "Consolidated Affiliate" means, in respect of any Person (herein referred to as the "Parent"), any other Person in whom such Parent holds Stock and whose financial results would be consolidated under GAAP with the financial results of such Parent on the consolidated financial statements of such Parent prepared in accordance with GAAP.

         "Consolidated Net Worth" means, for any Person as of any date, (a) Total Assets, minus (b) all Liabilities of such Person, minus (c) the amount determined in accordance with GAAP attributable to any minority interests in Consolidated Affiliates of such Person.

         "Constituent Documents" means, with respect to any Person, its articles or certificate of incorporation, charter, bylaws, certificates of limited partnership, partnership agreements, limited liability company agreements, declaration of trust, organizational documents, and such other documents as may govern such Person's formation or organization.

         "Credit Parties" means Agents and Lenders, and ACredit Party" means any one of the Credit Parties.

         "Current Financials" means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Administrative Agent under Section 7.1(a) or 7.1(b), as the case may be (or, prior to delivery of any such Financial Statements, the consolidated Financial Statements of the Companies dated as of March 31, 2000).

         "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

         "Debt Service" means, for any Person for any period, the sum of (a) Interest Expense, plus (b) any regularly scheduled principal payments on Indebtedness, plus (c) any operating lease payments related to transactions in which such Person or an Affiliate of such Person leases, as lessee, any Property or other assets that it owned and sold, transferred, or otherwise disposed of to the lessor (or a predecessor in interest to the lessor); provided that Debt Service shall not include Excluded Debt Service.

         "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights in effect from time to time.

         "Dedicated Contracts" means a contract pursuant to which a wholly-owned Subsidiary of PLLS agrees to manage the distribution operations for customers consisting of major manufacturers, retailers, wholesalers, and food service companies and agrees to manage a customer-owned facility using customer-owned assets for which the PLLS Subsidiary earns a management fee.

         "Default" is defined in Section 10.

         "Defaulting Lender" means, as of any date, any Lender that has defaulted on any of its obligations under this Agreement, which default has not been cured or waived as of such date.

         "Default Rate" means an annual rate of interest equal from day to day to the lesser of (a) the then-existing Base Rate plus four percent (4%), and (b) the Maximum Rate.

         "Disqualified Stock" means any Company's Stock which by its terms (or by the terms of any Stock into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for a Liability or Disqualified Stock during the term of this Agreement, (c) is redeemable during the term of this Agreement at the option of the holder of such Stock, or (d) otherwise requires any mandatory payments by any Company, in each case on or before the Termination Date; provided that "Disqualified Stock" shall not include any preferred Stock solely because such Stock requires the payment of Distributions with respect to such Stock prior to the payment of Distributions with respect to any other class of Stock.

         "Distribution" means, with respect to any Stock of any Person, (a) the payment of any dividend on or with respect to such Stock by such Person, (b) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such Stock, and (c) any other payment by that Person with respect to such Stock (other than a Redemption).

         "Documentation Agent" is defined in the preamble to this Agreement.

         "Dollars" and the symbol "$" mean lawful money of the United States of America.

         "Eligible Institution" means a commercial bank or a finance company, insurance company, or other financial institution that is regularly engaged in making, purchasing, or investing in loans, but shall not include any Person which is an Affiliate of any Borrower.

         "Encumbered Properties" means, any Properties that are subject to any Liens (other than Permitted Liens) securing any Liabilities.

         "Environmental Law" means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

         "Equity Issuance" means the issuance or sale by any Person of any of its Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with ProLogis, are treated as a single employer under Section 414(b) or (c) of the Code (and Section 414(m) or (o) of the Code for purposes of provisions related to Section 412 of the Code).

         "Eurodollar Borrowing" means either (a) a Borrowing (other than a Competitive Borrowing) bearing interest at the sum of the Eurodollar Rate plus the Applicable Margin, or (b) a Competitive Borrowing bearing interest at the sum of the Eurodollar Rate plus or minus the margin indicated for such Competitive Borrowing in the related Competitive Bid.

         "Eurodollar Rate" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate (Eurodollar) for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/10,000 of 1%).

         "Excluded Debt Service" means, for any period, any regularly scheduled principal payments on (a) any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment, and (b) any Indebtedness that is rated at least Baa3 and BBB-, as the case may be, by at least two (2) of Moody's, S & P, and Fitch and issued prior to March 31, 2000.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of March 29, 1999, executed by ProLogis, NationsBank, N.A., as Administrative Agent, the Syndication Agent defined therein, the Documentation Agent defined therein, and the Lenders defined therein.

         "Extension Request" is defined in Section 3.20.

         "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, and (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "Financial Statements" of a Person means balance sheets and statements of earnings, shareholders' equity, and cash flow prepared (a) according to GAAP,
(b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period; provided that Financial Statements for any fiscal quarter may omit footnotes and shall be subject to normal audit adjustments.

         "Fitch" means Fitch, The International Rating Agency (or any successor thereof) or, if Fitch no longer publishes ratings, then another ratings agency selected by ProLogis and acceptable to Administrative Agent.

         "Fitch Rating" means the most recently-announced rating from time to time of Fitch assigned to any class of long-term senior, unsecured Liability securities issued by ProLogis, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

         "Fixed Charge  Coverage  Ratio" means, as of any date, the ratio of (a)
(i) Adjusted EBITDA, minus (ii) Capital Expenditures, to (b) Debt Service in respect of all Indebtedness, in each case for the Companies on a consolidated basis (and including the Companies' Share of such amounts for their Unconsolidated Affiliates) and for the four (4) fiscal quarters ending on the date of determination.

         "Fixed Rate Borrowing" means any Competitive Borrowing made from a Lender pursuant to Section 2.5 based upon an actual percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four (4) decimal places) and accepted by ProLogis.

         "Frigoscandia"  means  Frigoscandia  SA, an entity  organized under the
laws  of  Luxembourg,   and  its  Consolidated   Affiliates  and  Unconsolidated
Affiliates.

         "Funding Loss" means, without duplication, any loss, expense, or cost incurred by any Lender (including any loss, expense, or cost incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Borrowing as a Eurodollar Borrowing or a Fixed Rate Borrowing, but excluding loss of anticipated profit) when (a) any Borrower fails or refuses (for any reason other than any Lender's failure to comply with this Agreement) to take any Borrowing that it has requested under this Agreement, (b) any Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, before the last day of the applicable Interest Period, (c) any Borrower fails or refuses to prepay a Eurodollar Borrowing on the date specified in any notice of prepayment, (d) any Borrower fails or refuses to continue a Eurodollar Borrowing on the date specified in a Borrowing Request, or (e) any Borrower fails or refuses to convert a Base Rate Borrowing to a Eurodollar Borrowing on the date specified in a Borrowing Request.

         "Funds from Operations" means, for ProLogis for any period, net earnings (before Distributions in respect of preferred Stock) plus depreciation and amortization (exclusive of amortization of financing costs), all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains and taxes on capital gains (in each case exclusive of such amounts recognized in accordance with GAAP that are attributable to bona fide sales to third parties (including Unconsolidated Affiliates, to the extent of any third-party interests therein) by ProLogis, PLDS, Kingspark, and International Consolidated Affiliates of Properties developed by such Persons with the intention of reselling such Properties to third parties), (d) any non-recurring and non-cash event that is excluded from ProLogis' reported Funds from Operations in its quarterly 10-Q and annual 10-K Financial Statements, (e) any tax expense which is classified as Adeferred" in accordance with GAAP, (f) any tax income which is classified as a tax benefit in accordance with GAAP, (g) any foreign exchange gain or loss which is the result of a period ending "mark to market" of intercompany (including Consolidated Affiliates and Unconsolidated Affiliates) or third-party loans in accordance with GAAP, (h) gains or losses associated with "mark to market" of Hedging Agreements, and (i) gains or losses from sales of depreciated Properties. The Funds from Operations contribution from Unconsolidated Affiliates shall be (i) included only to the extent that such amounts have been, or are not prohibited on the last day of the applicable period of determination from being, distributed (directly or indirectly) to a Company, and (ii) calculated on the same basis as this definition. Funds from Operations shall be calculated as if all minority interests in Consolidated Affiliates have been converted into Stock of ProLogis.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.4.

         "Garonor" means Garonor S.A., an entity organized under the laws of Luxembourg, and its Consolidated Affiliates.

         "Hazardous Substance" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

         "Hedging Agreements" means any and all agreements, devices, or arrangements designed to protect at least one of the parties thereto from fluctuations of interest rates, exchange rates, or forward rates applicable to such party's assets, liabilities, or exchange transactions, including, without limitation, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buybacks, reversals, terminations, or assignments of the foregoing.

         "Indebtedness" means, for any Person, all Liabilities (without duplication) of such Person that are (a) Liabilities for borrowed money of such Person, (b) evidenced by bonds, debentures, notes, or similar instruments of such Person, (c) obligations to pay the deferred purchase price of assets, services, or Stock, except (i) accounts payables, (ii) obligations incurred in the ordinary course of business to pay the purchase price of Stock so long as such obligations are paid within customary settlement terms, and (iii) obligations to purchase Stock (other than Stock of ProLogis or any of its
Affiliates, Consolidated Affiliates, or Unconsolidated Affiliates) pursuant to subscription or Stock purchase agreements in the ordinary course of business,
(d) secured by a Lien existing on any Property of such Person or any interest of such Person therein, whether or not such Liability shall have been assumed by such Person, (e) Capital Leases, (f) a guaranty, endorsement, or other contingent obligation of such Person (other than (i) endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection, and (ii) indemnification obligations and purchase price adjustments pursuant to acquisition agreements entered into in the ordinary course of business), and (g) accounts payable, accrued expenses, net obligations arising under Hedging Agreements, and other Liabilities not included in the calculation of (a) through (f) above which in the aggregate are in excess of five percent (5%) of the amount of Total Assets of such Person, as of the date of determination.

         "Industrial   Properties"   means   Properties   that   are   used  for
manufacturing,   processing,  or  warehousing,  including,  without  limitation,
Refrigerated Warehouse Properties.

         "Interest Expense" means, for any Person for any period (without duplication), (a) all interest expense on such Person's Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Liabilities) determined in accordance with GAAP, plus (b) capitalized interest paid in cash that is not funded from construction loan proceeds, minus (c)
amortized loan fees to the extent previously paid in cash, plus (d) Distributions of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock.

         "Interest  Expense  Coverage Ratio" means, as of any date, the ratio of
(a) Adjusted EBITDA, to (b) Interest Expense, in each case for the Companies on a consolidated basis (and including the Companies' Share of such amounts for their Unconsolidated Affiliates) and for the four (4) fiscal quarters ending on the date of determination.

         "Interest Period" has the meaning set forth in Section 3.9.

         "International Properties" means each Property located outside the United States, and AInternational Property" means any one of the International Properties.

         "International Consolidated Affiliates" means each Consolidated Affiliate of ProLogis that is not organized under the laws of a state located in the United States, and "International Consolidated Affiliate" means any one of the International Consolidated Affiliates.

         "International Holding Companies" mean each Consolidated Affiliate of ProLogis that owns no assets other than Stock of International Consolidated Affiliates, and "International Holding Company" means any one of the International Holding Companies.

         "Investment" in any Person means any investment, whether by means of Stock purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the guaranty of any Liabilities of such Person, or the subordination of any claim against such Person to other Liabilities of such Person.

         "Kingspark" means Kingspark Holding S.A., an entity organized under the
laws  of  Luxembourg,   and  its  Consolidated   Affiliates  and  Unconsolidated
Affiliates.

         "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

         "Lenders" means the financial institutions named on Schedule 1 or on the most recently amended Schedule 1, if any, delivered by Administrative Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         "Leverage Ratio" means, as of any date, the ratio of (a) the sum of (i) all Liabilities of the Companies, on a consolidated basis, plus (ii) the Companies' Share of all Liabilities of Unconsolidated Affiliates of the Companies, to (b) Total Asset Value.

         "Liabilities" means (without duplication), for any Person, (a) any obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) any guaranties, endorsements, and other contingent obligations with respect to Liabilities or obligations of others, and
"Liability" means any of the Liabilities; provided that "Liabilities" and "Liability" shall not include any Purchase Liabilities.

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         "Litigation" means any action by or before any Tribunal.

         "Loan Documents" means (a) this Agreement (including the exhibits and schedules to this Agreement), (b) the Notes, (c) the Subsidiary Guaranties, (d) the Pledge Agreements, (e) any Hedging Agreements with any Lender relating to the Obligation, (f) all other agreements, documents, and instruments in favor of any Credit Party (or any Agent on behalf of the Credit Parties) ever delivered in connection with or under this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (g) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "Managing Agents" means First Union National Bank and Societe Generale, Southwest Agency.

         "Material Adverse Event" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of ProLogis to perform any of its payment or other material obligations under any Loan Document, (b) material impairment of the ability of any Credit Party to enforce
(i) any of the material obligations of ProLogis under this Agreement or (ii) any of its respective Rights under the Loan Documents, and, in the case of (i) and
(ii), such impairment shall substantially interfere with the realization of the principal legal benefits provided by this Agreement and the other Loan Documents, taken as a whole, (c) material and adverse effect on the financial condition of the Companies as a whole as represented to Lenders in the Current Financials, or (d) Default.

         "Maximum Amount" and "Maximum Rate" respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "Maximum Leverage Ratio" means 0.55 to 1.0; provided that the Maximum Leverage Ratio may be increased to up to 0.60 to 1.0 subject to the following conditions: (a) such increase is at the request of ProLogis by written notice to Administrative Agent and is a result of Liabilities incurred by ProLogis and identified in writing to Administrative Agent to make an acquisition of Stock or assets of a third party otherwise permitted hereunder; (b) such increase shall not occur more than two (2) times during the term of this Agreement; and (c) all such increases shall be in effect on the last day of not more than four (4) fiscal quarters.

         "Money Market Rate" means, as to any Swing Line Loan made from Administrative Agent pursuant to Section 2.4, a rate per annum that shall be determined for each Swing Line Loan by agreement between ProLogis and Administrative Agent (but in no event to exceed the Base Rate).

         "Moody's" means Moody's Investors Service, Inc. (or any successor thereof) or, if Moody's no longer publishes ratings, another ratings agency selected by ProLogis and acceptable to Administrative Agent.

         "Moody's Rating" means the most recently-announced rating from time to time of Moody's assigned to any class of long-term senior, unsecured Liability securities issued by ProLogis, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

         "Net Proceeds" means, with respect to any Equity Issuance by any Person, the amount of cash received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees and expenses and disbursements of any of the foregoing, in each case to the extent paid or payable by such Person; (b) printing and related expenses of filing and recording or registration fees or charges or similar fees or charges paid by such Person; and (c) taxes paid or payable by such Person to any Tribunal as a result of such transaction.

         "New Ventures" means corporations, limited liability companies, partnerships, joint ventures, and similar entities that are in the business of providing logistics, distribution, or related services, but whose primary business is not the ownership of Industrial Properties.

         "NOI" means,  for any period and any Property,  the difference  between
(a) any rentals, proceeds, expense reimbursements, or income received from such Property (but excluding security or other deposits, late fees, early lease termination, or other penalties of a non-recurring nature), less (b) all costs and expenses (including interest on assessment bonds) incurred as a result of, or in connection with, the development, operation, or leasing of such Property, in each case determined in accordance with GAAP.

         "Non-Industrial Properties" means Properties that are not Industrial Properties.

         "Non-Recourse Debt" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

         "Notes" means the Revolving Credit Notes, the Swing Line Notes, and the Competitive Bid Notes, and "Note" means any one of the Notes.

         "Obligation" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party by any Company under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

         "Parent Guaranty" means (a) the guaranty provided by ProLogis pursuant to Section 13 of this Agreement, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations thereof made in accordance with the Loan Documents.

         "Participant" is defined in Section 14.11(b).

         "Pension Plan" means an employee pension or benefit plan covered by Title IV of ERISA or any other Applicable Pension Laws and established or maintained by ProLogis or any ERISA Affiliate.

         "Permitted Distributions" means, for ProLogis for any fiscal year of ProLogis, an amount not to exceed the greater of (a) ninety-five percent (95%) of Funds from Operations for such fiscal year, and (b) the amount of Distributions required to be paid by ProLogis in order for ProLogis to qualify as a REIT.

         "Permitted Liens" means (a) Liens granted to any Agent to secure the Obligation, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) the following: (i) Liens for taxes not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided; or (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due, (e) Liens for taxes, assessments, and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (f) Liens on Properties where the applicable Company or Unconsolidated Affiliate is insured against such Liens by title insurance or other similar arrangements satisfactory to Administrative Agent, (g) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (h) Liens securing assessment bonds, so long as no Company is in material default under the terms thereof, (i) Liens granted to ProLogis by any other Company or an Unconsolidated Affiliate of ProLogis, and (j) leases to tenants of space in Properties that are entered into in the ordinary course of business.

         "Permitted Redemptions" means the Redemption by ProLogis of its (a) Series A Preferred Stock, (b) Series E Preferred Stock, and (c) common Stock provided that the aggregate amount of common Stock redeemed shall not exceed $100,000,000 in the aggregate during the term of this Agreement.

         "Person" means any individual, entity, or Tribunal.

         "PLDS" is defined in the preamble to this Agreement.

         "PLLS" is defined in the preamble to this Agreement.

         "Pledge Agreements" means (a) the ProLogis Pledge Agreement executed by ProLogis in substantially the form of Exhibit H-1, and (b) the Subsidiary Pledge Agreement executed by ProLogis's Consolidated Affiliates in substantially the form of Exhibit H-2, and "Pledge Agreement" means any one of the Pledge Agreements.

         "Potential Default" means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

         "Preferred Dividend Coverage Ratio" means, as of any date, the ratio of
(a) (i) Adjusted EBITDA, minus (ii) Capital Expenditures, to (b) the sum of (without duplication) (i) Debt Service in respect of all Indebtedness, plus (ii) Preferred Dividends, in each case for the Companies on a consolidated basis (and including the Companies' Share of such amounts for their Unconsolidated
Affiliates) and for the four (4) fiscal quarters ending on the date of determination.

         "Preferred   Dividends"   means,   for  any  Person  for  any   period,
Distributions of any kind or character or other proceeds paid or payable with respect to any Stock except for common Stock.

         "Principal Debt" means, with respect to any Borrowing or any Note, the unpaid principal balance of such Borrowing or such Note, as the case may be.

         "Properties" means real estate properties (including land) owned by a Company or an Unconsolidated Affiliate of ProLogis, and AProperty" means any one of the Properties.

         "Pro Rata" and "Pro Rata Part" means, when determined for any Lender, the proportion (stated as a percentage) that such Lender's Commitment bears to the Total Commitment, or, if the Total Commitment shall have been terminated, then the proportion (stated as a percentage) that the sum of the Principal Debt owed to such Lender bears to the Total Principal Debt owed to all Lenders.

         "Purchase Liabilities" means obligations of a wholly-owned Subsidiary of PLLS incurred in connection with Dedicated Contracts where (a) such Subsidiary has purchased a portion of a customer's assets, (b) such Subsidiary has financed the entire purchase price pursuant to a long-term note payable to the customer (or an Affiliate of the customer) secured by the assets purchased,
(c) debt service on such note is reimbursed by the customer as part of the pass-through of operating expenses, and (d) in the event of a default under the terms of such note or termination of such Dedicated Contracts by either party, the customer's only recourse is to the assets purchased.

         "Purchaser" is defined in Section 14.11(c).

         "Rating Requirement" means, as of any date of determination, the lower of the two (2) highest ratings of the Moody's Rating, the S & P Rating, and the Fitch Rating. For purposes hereof, the correlation of the levels or grades of the Moody's Rating, the S & P Rating, and the Fitch Rating shall be as set forth in the table included herein in the definition of "Applicable Margin" in the column labeled "Rating Requirement." Each change in the Rating Requirement shall be effective commencing on the fifth (5th) Business Day following the earlier to occur of (a) Administrative Agent's receipt of notice from ProLogis, as required in Section 7.1(k), of an applicable change in the Moody's Rating, the S & P Rating, or the Fitch Rating and (b) Administrative Agent's actual knowledge of an applicable change in the Moody's Rating, the S & P Rating, or the Fitch Rating.

         "Recourse Debt" means all Indebtedness that is not Non-Recourse Debt; provided that "Recourse Debt" shall not include Recourse Debt of Unconsolidated Affiliates of such Person unless the holder of such Recourse Debt has recourse against such Person for the payment of such Recourse Debt other than to the extent of any security therefor or pursuant to any Customary Recourse Exceptions.

         "Redemption" means, with respect to any Stock issued by a Person, the retirement, redemption, purchase, tender, or other acquisition for value of such Stock by such Person.

         "Refrigerated Warehouse Properties" means each Property that is a temperature-controlled facility, and "Refrigerated Warehouse Property" means any one of the Refrigerated Warehouse Properties.

         "REIT" means a "real estate investment trust" for purposes of the Code.

         "Representatives"   means   representatives,    officers,    directors,
employees, attorneys, and agents.

         "Required Lenders" means (a) as of any date of determination prior to the termination of the Total Commitment, those Lenders (other than any Defaulting Lenders) holding sixty-six and two-thirds percent (66-2/3%) or more of the Total Commitment (excluding the Commitments of any Defaulting Lenders), and (b) on any date of determination occurring after the Total Commitment has terminated, those Lenders (other than any Defaulting Lenders) holding sixty-six and two-thirds percent (66-2/3%) or more of the outstanding Principal Debt (excluding the Principal Debt of any Defaulting Lenders).

         "Reserve Requirement" means, with respect to any Eurodollar Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         "Responsible Officer" means, with respect to any Borrower, any chairman, president, chief executive officer, chief financial officer, controller, secretary, senior vice president, or vice president of such Borrower.

         "Revolving Credit Notes" means one of the promissory notes substantially in the form of Exhibit A-1, and all renewals, extensions, modifications, rearrangements, and replacements thereof and any and all substitutions therefor, and "Revolving Credit Note" means any one of the Revolving Credit Notes.

         "Rights" means rights, remedies, powers, privileges, and benefits.

         "Secured Debt" means, for any Person, Indebtedness of such Person secured by any Liens (other than Permitted Liens) in any of such Person's Properties or other assets.

         "Share"  means,  for any  Person,  such  Person's  share of the assets, liabilities, revenues, income, losses, or expenses of an Unconsolidated Affiliate based upon such Person's percentage ownership of Stock of such Unconsolidated Affiliate.

         "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         "S & P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation (or any successor thereof), or, if S & P no longer publishes ratings, then another ratings agency selected by ProLogis and acceptable to Administrative Agent.

         "S & P Rating" means the most recently-announced rating from time to time of S & P assigned to any class of long-term senior, unsecured Liability securities issued by ProLogis, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other Aequity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subsidiary Borrower" and "Subsidiary Borrowers" are defined in the preamble to this Agreement.

         "Subsidiary Guaranties" means (a) any Unconditional Guaranty Agreement in substantially the form of Exhibit G, executed by a Consolidated Affiliate (other than International Consolidated Affiliates) of ProLogis pursuant to
Section 7.14, and (b) any Unconditional Guaranty Agreement in substantially the form of Exhibit G and modified to the extent required under applicable Laws, executed by an International Consolidated Affiliate of ProLogis pursuant to
Section 7.14, in each case as modified, amended, and supplemented from time to time, and "Subsidiary Guaranty" means any one of the Subsidiary Guaranties.

         "Subsidiary Guarantors" means each Consolidated Affiliate and each Unconsolidated Affiliate of ProLogis executing a Subsidiary Guaranty.

         "Swing Line Loan" means a Borrowing made pursuant to Section 2.4.

         "Swing Line Notes" means those certain promissory notes executed by each Borrower and payable to the order of Bank of America in the original principal amount of $75,000,000 substantially in the form of Exhibit E, and all renewals, extensions, modifications, rearrangements, and replacements thereof and any and all substitutions therefor, and "Swing Line Note" means any one of the Swing Line Notes.

         "Swing  Line  Subfacility"   means  the  subfacility  under  the  Total
Commitment as described in, and subject to the limitations of, Section 2.4.

         "Syndication Agent" is defined in the preamble to this Agreement.

         "Taxes"  means,   for  any  Person,   taxes,   assessments,   or  other
governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "Termination Date" means the earlier of (a) June 6, 2003 (subject to any extension pursuant to Section 3.20), and (b) the effective date that Lenders' commitments to lend hereunder are otherwise canceled or terminated in accordance with this Agreement.

         "Total Assets" means,  for any Person as of any date, (a) such Person's
total  assets   determined  in  accordance   with  GAAP,  plus  (b)  accumulated
depreciation with respect to such assets.

         "Total Asset Value" means, as of any date for the Companies on a consolidated basis (and including the Companies' Share of the following amounts for their Unconsolidated Affiliates), (a) the sum of (without duplication): (i) the quotient of (A) the most recent fiscal quarter's NOI from Industrial Properties (other than Refrigerated Warehouse Properties) multiplied by four
(4), plus management fee income from the most recent four (4) fiscal quarters (not to exceed five percent (5%) of the total amount in (i)(A)), divided by (B) nine percent (9.0%); plus (ii) the amount of Investments determined in accordance with GAAP in Properties owned less than three (3) months and Properties under construction; plus (iii) the amount of any cash and Cash Equivalents (excluding tenant security and other restricted deposits); plus (iv) the amount of Investments determined in accordance with GAAP in Refrigerated Warehouse Properties and Kingspark; plus (v) the amount of Investments determined in accordance with GAAP in all other assets not described in (i),
(ii), (iii), or (iv) above, less (b) the amount determined in accordance with GAAP of all assets included in the calculation of (a)(v) above that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, copyrights, patents, deferred charges, and unamortized debt discount and expense), less (c) the amount of Investments determined in accordance with GAAP in Unconsolidated Affiliates.

         "Total Commitment" means, at any time, the sum of the Commitments of all of the Lenders.

         "Total Principal Debt" means, at any time, the sum of the Principal Debt of all Borrowings of the Lenders.

         "Tribunal" means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "Type" means any type of Borrowing determined with respect to the applicable interest option.

         "Unconsolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unencumbered Companies" means Consolidated Affiliates of ProLogis (other than Subsidiary Guarantors and Unrestricted International Companies) (a) that have no Liabilities or Purchase Liabilities other than (i) trade payables incurred in the ordinary course of business, (ii) intercompany Liabilities to ProLogis or its Affiliates and, to the extent required hereunder, pledged to Administrative Agent, for the benefit of the Credit Parties, (iii) in the case of ProLogis Developments Ltd., contingent Liabilities consisting of reimbursement obligations under undrawn letters of credit or similar surety instruments (but only if such Liabilities are contingent and not outstanding), and (iv) in the case of a Subsidiary Borrower, Liabilities in respect of the Obligation, and (b) whose Stock is not subject to any Lien (other than Permitted Liens); provided that (x) Unencumbered Companies shall not include any Consolidated Affiliates of ProLogis if any direct or indirect holder of its Stock (other than ProLogis) is not an Unencumbered Company, and (y) Unencumbered Companies shall include Consolidated Affiliates of ProLogis that otherwise meet the requirements of this definition even though one (1) or more of its Consolidated Affiliates do not meet the requirements of this definition.

         "Unencumbered Debt Service" means, for any period, all Debt Service in respect of (a) all Unsecured Debt of the Companies (excluding any Unsecured Debt of any Consolidated Affiliate of ProLogis that is not a Subsidiary Guarantor or an Unencumbered Company so long as neither ProLogis, any Subsidiary Guarantor, or any Unencumbered Company is obligated to pay (as guarantor or otherwise) such Unsecured Debt), and (b) all other Indebtedness in which ProLogis, any Subsidiary Guarantor, or any Unencumbered Subsidiary is obligated to pay (as guarantor or otherwise).

         "Unencumbered Debt Service Coverage Ratio" means, as of any date, the ratio of (a) Unencumbered EBITDA, to (b) Unencumbered Debt Service, in each case for the four (4) fiscal quarters ending on the date of determination.

         "Unencumbered EBITDA" means, for any period, Adjusted EBITDA of ProLogis, Subsidiary Guarantors, and Unencumbered Companies (other than Adjusted EBITDA attributable to any Encumbered Properties owned by ProLogis, a Subsidiary Guarantor, or an Unencumbered Company) during such period; provided that (a) there shall not be included in Unencumbered EBITDA any Adjusted EBITDA subject to any Lien (other than Permitted Liens), (b) Adjusted EBITDA shall be adjusted for a capital reserve of either (i) $0.20 per square foot in the case of Properties that are not Refrigerated Warehouse Properties, or (ii) $0.10 per cubic foot in the case of Properties that are Refrigerated Warehouse Properties,
(c) Unencumbered EBITDA attributable to Consolidated Affiliates of ProLogis (other than PLDS and Kingspark) that are not Wholly-owned, directly or indirectly, by ProLogis shall be limited to ten percent (10%) of Unencumbered EBITDA, and (d) Unencumbered EBITDA attributable to International Consolidated Affiliates of ProLogis and other assets, properties, or operations located in a jurisdiction other than a state of the United States of America shall be limited to thirty-five percent (35%) of Unencumbered EBITDA.

         "Unencumbered Property Value" means, as of any date the sum of (without duplication): (a) the quotient of (i) the most recent quarter's NOI from Industrial Properties (other than Refrigerated Warehouse Properties and Encumbered Properties) owned by ProLogis, a Subsidiary Guarantor, or an Unencumbered Company multiplied by four (4), plus management fee income from the most recent four (4) quarters (not to exceed seven and one-half percent (7.5%) of the total amount in clause (a)(i)), divided by (ii) nine percent (9.0%); plus
(b) the amount of Investments determined in accordance with GAAP in Properties (other than Encumbered Properties) owned by ProLogis, a Subsidiary Guarantor, or an Unencumbered Company less than three (3) months; plus (c) the amount of Investments determined in accordance with GAAP in Properties (other than
Encumbered Properties) owned by ProLogis, a Subsidiary Guarantor, or an Unencumbered Company consisting of raw land and Properties (other than Encumbered Properties) under construction not to exceed fifteen percent (15%) of Unencumbered Property Value; plus (d) the amount of Investments determined in accordance with GAAP in Refrigerated Warehouse Properties (other than Encumbered Properties) owned by ProLogis, a Subsidiary Guarantor, or an Unencumbered Company.

         "Unencumbered Property Value Ratio" means, as of any date, the ratio of
(a) Unencumbered Property Value to (b) Recourse Debt of ProLogis, Subsidiary Guarantors, and Unencumbered Companies.

         "Unrestricted International Companies" means the International Consolidated Affiliates that may be required to execute a Subsidiary Guaranty pursuant to Section 7.14, but that ProLogis has designated in writing by notice to Administrative Agent as "Unrestricted International Companies," and "Unrestricted International Company" means any one of the Unrestricted International Companies. ProLogis may, by written notice to Administrative Agent, redesignate any International Consolidated Affiliate as no longer being an Unrestricted International Company so long as such International Consolidated Affiliate complies with Section 7.14. The initial Unrestricted International Companies are listed on Schedule 7.14-3.

         "Unsecured Debt" means, for any Person, Indebtedness of such Person that is not Secured Debt.

         "Unused  Commitment" means, at any time, (a) the Total Commitment minus
(b) the Total Principal Debt.

         "Wholly-owned" when used in connection with any Consolidated Affiliate of any Person shall mean a Consolidated Affiliate of which all of the issued and outstanding shares of Stock shall be owned by such Person or one or more of its Wholly-owned Consolidated Affiliates.

        1.2 Time References.  Unless otherwise specified in the Loan Documents
(a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

        1.3 Other References.  Unless otherwise specified in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while ProLogis has any Consolidated Affiliates, all accounting and financial terms and compliance with financial covenants must be on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, the Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Administrative Agent and Lenders on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials; provided that Administrative Agent or ProLogis may request the other to, whereupon the other party shall, negotiate in good faith for a period for not more than thirty (30) days regarding amendments to any affected covenants to make such covenants consistent with the prior covenants and GAAP, as then in effect, and, after any such revision as shall be agreed to by ProLogis and Administrative Agent, this Agreement will be construed in accordance with GAAP as then in effect.

SECTION 2  COMMITMENT.

         2.1 Revolving Facility. Subject to the provisions of this Agreement, each Lender severally and not jointly agrees to lend to each Borrower one or more Borrowings (except for Competitive Borrowings and Swing Line Loans) hereunder which each Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

         (a) each Borrowing requested by a Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

         (b) each Borrowing requested by a Borrower must be in an amount not less than $1,000,000 or a greater integral multiple of $100,000 or, if less, the Unused Commitment less the Principal Debt of any Swing Line Loans;

         (c) the Total Principal Debt may not exceed the Total Commitment;

         (d) no Lender's Principal Debt (other than the Principal Debt of such Lender=s Competitive Borrowings) may exceed such Lender's Commitment;

         (e) no Subsidiary Borrower may request any Borrowings hereunder unless such Subsidiary Borrower is a Consolidated Affiliate of ProLogis;

         (f) the aggregate Principal Debt of all Borrowings to PLLS shall not exceed the lesser of (i) $235,000,000, and (ii) the Total Commitment; and

         (g) the aggregate Principal Debt of all Borrowings to PLDS shall not exceed the lesser of (i) $250,000,000, and (ii) the Total Commitment.

         2.2 Borrowing Procedure. The following procedures apply to Borrowings (other than Competitive Borrowings and Swing Line Loans):

         (a) Any Borrower may request a Borrowing by submitting to Administrative Agent a Borrowing Request. The Borrowing Request must be received by Administrative Agent no later than 11:00 a.m. on (i) the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing or (ii) the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on the requesting Borrower.

         (b) By 11:00 a.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Part of each requested Borrowing by wire transfer to Administrative Agent pursuant to Administrative Agent's wire transfer instructions on Schedule 1 (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to the requesting Borrower in Dallas, Texas at 12:00 noon on such Borrowing Date (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrowers).

         (c) Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Part of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the requesting Borrower a corresponding amount. If a Lender fails to make its Pro Rata Part of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the requesting Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from such Lender, or (ii) if such Lender fails to pay its amount upon demand, then from the requesting Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from the requesting Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

         2.3 Termination. Without premium or penalty, and upon giving at least three (3) Business Days prior written and irrevocable notice to Administrative Agent, ProLogis may terminate all or part of the unused portion of the Total Commitment, provided that ProLogis may not partially terminate the unused portion of the Total Commitment such that the Total Commitment is less than $300,000,000. Each partial termination (a) must be in an amount of not less than $1,000,000 or a greater integral multiple of $1,000,000, and (b) shall be Pro Rata among all Lenders. Once terminated, the Total Commitment may not be increased or reinstated.

         2.4  Swing Line Subfacility.

         (a) Subject to the terms and conditions hereof, if necessary to meet any Borrower's funding deadlines, Bank of America agrees to make Swing Line Loans to Borrowers at any time on or prior to the Termination Date, not to exceed an amount in the aggregate for all Borrowers at any one time outstanding equal to the lesser of (i) $75,000,000, and (ii) the difference between the Total Commitment and the Total Principal Debt. Swing Line Loans shall constitute "Borrowings" for all purposes hereunder, except that Swing Line Loans shall not be considered a utilization of any Lender's Commitment. Notwithstanding the foregoing, the Total Principal Debt (including, without limitation, all Swing Line Loans) shall not at any time exceed the Total Commitment.

         (b) Each request for a Swing Line Loan shall be in an amount equal to $1,000,000 or a greater integral multiple of $50,000. A Borrower may request a Swing Line Loan by submitting a Borrowing Request to Administrative Agent and Bank of America. Such Borrowing Request must be received by Administrative Agent and Bank of America no later than 11:00 a.m. on the Borrowing Date for such Swing Line Loan, provided that the requesting Borrower shall have provided telephonic notice to Administrative Agent and Bank of America no later than 11:00 a.m. on the Borrowing Date for such Swing Line Loan. Bank of America shall make such Swing Line Loan available to the requesting Borrower in Dallas, Texas at 1:00 p.m. on such Borrowing Date.

         (c) Upon the occurrence of a Default or in the event that any Swing Line Loan shall be outstanding for more than five (5) Business Days, Administrative Agent shall, on behalf of the applicable Borrower (which hereby irrevocably directs and authorizes Administrative Agent to act on its behalf), request a Base Rate Borrowing from Lenders (and each Lender shall fund its Pro Rata Part thereof) in an amount sufficient to repay the Principal Debt outstanding under such Swing Line Loan; provided that such Borrowing shall be made notwithstanding any noncompliance with Section 5. The proceeds of such Borrowing shall be immediately applied to repay such Swing Line Loan. If any Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Lender makes the required Borrowing, Bank of America shall be deemed to continue to have outstanding its Swing Line Loan in the amount of such unpaid obligation. If, for any reason (including but not limited to the filing of a petition in bankruptcy with respect to any Borrower), a Borrowing may not be (as determined by Administrative Agent in its sole discretion), or is not, made pursuant to this Section 2.4(c) to repay any Swing Line Loan as required hereby, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally, and irrevocably agrees that it shall be deemed to have purchased an undivided participating interest in such Swing Line Loan (an "Unrefunded Swing Line Borrowing") to the extent of such Lender=s Pro Rata Part thereof. Each Lender shall fund a Borrowing or a participation in the Unrefunded Swing Line Borrowings no later than the close of business on the date notice of such funding requirement is given by Administrative Agent if such notice was given prior to 11:00 a.m. on any Business Day, or if made at any other time, on the next Business Day following the date of such notice. All such amounts payable by any Lender under this Section 2.3(c) shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. Each payment by a Borrower of all or any part of any Swing Line Loan to such Borrower shall be paid to Administrative Agent for the benefit of Bank of America and those Lenders who hold funded participations in such Swing Line Loan under this Section 2.4(c); provided that with respect to any such participation, all interest on the Principal Debt of such Swing Line Loan to which such participation relates accruing prior to the date of funding such participation, shall be payable solely to Administrative Agent for the account of Bank of America (and all Lenders holding funded participations in any Unrefunded Swing Line Borrowing prior to such date). Any Lender holding a participation in any Unrefunded Swing Line Borrowing may exercise any and all Rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the applicable Borrower to such Lender by reason thereof as fully as if such Lender had extended such Borrowing directly to such Borrower in the amount of such participation. Whenever, at any time after Bank of America has received from any Lender such Lender's participating interest in any Swing Line Loan, Bank of America receives any payment on account thereof, Bank of America will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by Bank of America is required to be returned, such Lender will return to Bank of America any portion thereof previously distributed by Bank of America to it.

         (d) Unless Administrative Agent knew when Bank of America funded a Swing Line Loan that Borrowers had not satisfied the conditions in this Agreement to obtain a Borrowing, each Lender=s obligation to make a Borrowing to refund, or to purchase a participation interest in, its Pro Rata Part of all Swing Line Loans as provided in Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other Person may have against Bank of America or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Potential Default or Default or the termination of any Lender's Commitment,
(iii) the occurrence of any Material Adverse Event, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any of its Affiliates, Administrative Agent, or any other Lender, or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan which has not been refunded by a Borrowing may be treated by Bank of America as a Borrowing which was not funded by the non-purchasing Lenders as contemplated in Section 2.2(c) of this Agreement, and as a funding by Bank of America under the Total Commitment in excess of Bank of America's Commitment. Each Swing Line Loan refunded by a Borrowing shall cease to be a Swing Line Loan for the purposes of this Agreement, but shall be a Borrowing made under the Total Commitment and each Lender's Commitment.

         2.5    Competitive Bid Subfacility

         (a) In addition to Borrowings otherwise provided for herein, but subject to the terms and conditions of the Loan Documents, each Borrower may, as set forth in this Section 2.5, request Lenders to make offers to make Competitive Borrowings to such Borrower under the Total Commitment. Lenders may, but shall have no obligation to, make any such offers, and such Borrower may, but shall have no obligation to, accept any such offers. Any Competitive Borrowings made available to a Borrower hereunder shall be subject, however, to the conditions that on the Borrowing Date therefor: (i) the Moody's Rating is Baa3 or better and the S & P Rating is BBB- or better; (ii) the aggregate principal outstanding under all Competitive Borrowings made by all Lenders to all Borrowers shall not exceed thirty-three and one-third percent (33-1/3%) of the Total Commitment; and (iii) the Principal Debt of all Borrowings (whether under the Competitive Bid Subfacility, the Swing Line Subfacility, or otherwise) shall not exceed the Total Commitment. Each Borrowing under the Competitive Bid Subfacility must occur on a Business Day and prior to the Business Day immediately preceding the Termination Date.

         (b) In order to request Competitive Bids, a Borrower shall deliver a Competitive Bid Request to Administrative Agent no later than (i) 10:00 a.m. Dallas, Texas time on the fifth (5th) Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Borrowings, or (ii) 9:00 a.m. Dallas, Texas time one (1) Business Day before the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. A Competitive Bid Request that does not conform substantially to the format of Exhibit B-2 may be rejected by Administrative Agent, and Administrative Agent shall promptly notify the requesting Borrower of such rejection. Each Competitive Bid Request shall refer to this Agreement and shall specify (i) whether the Competitive Borrowing then being requested will be comprised of Eurodollar Borrowings or Fixed Rate Borrowings, (ii) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall be $10,000,000 or a greater integral multiple of $1,000,000), and (iii) the Interest Period with respect thereto (which may not be more than six (6) months and which may not extend beyond the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, Administrative Agent shall notify Lenders of the Competitive Bid Request on a form substantially similar to Exhibit B-2, pursuant to which Lenders are invited to bid, subject to the terms and conditions of this Agreement, to make Competitive Borrowings pursuant to such Competitive Bid Request. Notwithstanding the foregoing, Administrative Agent shall have no obligation to invite any Lender to make a Competitive Bid pursuant to this Section 2.5 until such Lender has delivered a completed administrative questionnaire to Administrative Agent.

         (c) Each Lender may make one (1) or more Competitive Bids to the requesting Borrower responsive to each respective Competitive Bid Request. Each Competitive Bid by a Lender must be substantially in the form of Exhibit F and must be received by Administrative Agent (i) no later than 11:00 a.m. Dallas, Texas time on the fourth (4th) Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Borrowings, or (ii) prior to 9:00 a.m. Dallas, Texas time on the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. Competitive Bids that do not conform substantially to the format of Exhibit F may be rejected by Administrative Agent after conferring with, and upon the instruction of, the requesting Borrower, and Administrative Agent shall notify the appropriate Lender of such rejection as soon as practicable. Each
Competitive Bid shall refer to this Agreement and shall (x) specify the principal amount (which shall be $5,000,000 or a greater integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the requesting Borrower and may exceed such Lender's Commitment, subject to the limitations set forth in Section 2.5(a)) of the Competitive Borrowing such Lender is willing to make to the requesting Borrower,
(y) specify the Competitive Bid Rate at which such Lender is prepared to make its Competitive Borrowing, and (z) confirm the Interest Period with respect thereto specified by the requesting Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Lender pursuant to this Section 2.5(c) shall be irrevocable.

         (d) Administrative Agent shall promptly notify the requesting Borrower of all Competitive Bids made and the Competitive Bid Rate and the principal amount of each Competitive Borrowing in respect of which a Competitive Bid was made and the identity of the Lender that made each bid.

         (e) The requesting Borrower may, subject only to the provisions of this
Section 2.5(e), accept or reject any or all of the Competitive Bids referred to in Section 2.5(c); provided, however, that the aggregate amount of the Competitive Bids so accepted by the requesting Borrower may not exceed the principal amount of the Competitive Borrowing requested by the requesting Borrower (subject to the further limitations of Section 2.5(a)). The requesting Borrower shall notify Administrative Agent whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 2.5(c)
(i) not later than 10:00 a.m. Dallas, Texas time three (3) Business Days before the Borrowing Date specified for a proposed Competitive Borrowing that is deemed a Eurodollar Borrowing or (ii) not later than 10:00 a.m., Dallas, Texas time on the day specified for a proposed Competitive Borrowing that is deemed a Fixed Rate Borrowing; provided, however, that (A) the failure by the requesting Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in Section 2.5(c), (B) the requesting Borrower shall not accept a bid in the same or lower principal amount made at a particular Competitive Bid Rate if the requesting Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (C) if the requesting Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of the Competitive Borrowing in respect of which bids at such Competitive Bid Rate have been made, then the requesting Borrower shall accept a ratable portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of the Competitive Borrowing for which such bids were made, and (D) no bid shall be accepted for a Competitive Borrowing unless the aggregate principal amount to be funded pursuant to all accepted bids hereunder shall be in a minimum amount of $10,000,000 and the amount to be funded by each Lender whose bid is accepted is $5,000,000 or a greater integral multiple of $1,000,000. Notwithstanding the foregoing, if it is necessary for the requesting Borrower to accept a ratable allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of the Competitive Borrowing to be allocated among the Lenders submitting Competitive Bids is not sufficient to enable Competitive Borrowings to be allocated to each such Lender in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000, then the requesting Borrower shall select the Lenders to be allocated such Competitive Borrowings and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by the requesting Borrower pursuant to this Section 2.5(e) shall be irrevocable.

         (f) Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (which notice to such Lenders whose Competitive Bids have been accepted will be given within one (1) hour (except in the case of Fixed Rate Borrowings, in which case as soon as possible) from the time such bid was accepted by the requesting Borrower and shall further indicate in what amount and at what Competitive Bid Rate), and each successful bidder will be obligated, subject to the other applicable conditions hereof, to advance the Competitive Borrowing in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Lender of the aggregate principal amount of all Competitive Bids accepted for and the range of Competitive Bid Rates submitted in connection with that Competitive Borrowing.

         (g) If Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, then it shall submit such bid directly to the requesting Borrower one-half hour earlier than the latest time at which the other Lenders are required to submit their bids to Administrative Agent pursuant to Section 2.5(c).

         (h) The Principal Debt of each Competitive Borrowing and all unpaid interest thereon shall be due and payable on the last day of the applicable
Interest Period; provided that if the requesting Borrower fails to repay any Competitive Borrowing on such day, then the requesting Borrower shall be deemed to have given a Notice of Borrowing requesting Lenders to make a Borrowing hereunder in the amount of such Competitive Borrowing, subject to satisfaction of the conditions specified in Section 5; provided that failure to repay such Competitive Borrowing on the last day of the applicable Interest Period shall not constitute a failure to satisfy such conditions.

         2.6      Lenders; Increase in Total Commitment.

         (a) The Lenders on the Closing Date shall be the Lenders set forth on Schedule 1.1 on the Closing Date.

         (b) After the Closing Date until March 31, 2001, Administrative Agent may, from time to time at the request of Borrower, increase the Total Commitment by (i) admitting additional Lenders hereunder (each a "Subsequent Lender"), or
(ii) increasing the Commitment of any Lender (each an "Increasing Lender"), subject to the following conditions:

                  (A) each Subsequent Lender is an Eligible Assignee;

                  (B) each Borrower executes (A) a new Note payable to the order of a Subsequent Lender, or (B) a replacement Note payable to the order of an Increasing Lender;

                  (C) each Subsequent Lender executes a signature page to this Agreement;

                  (D) after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the aggregate of the Total Commitment does not exceed $500,000,000;

                  (E) each increase in the Total Commitment shall be in the minimum amount of $10,000,000 or a greater integral multiple of $1,000,000;

                  (F) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender;

                  (G) no Lender shall be an Increasing Lender without the written consent of such Lender;

                  (H)      no Potential Default or Default exists;

                  (I) the amount of all increases in the Total Commitment pursuant to this Section 2.6 shall not exceed $50,000,000 in the aggregate; and

                  (J)  Borrowers  shall  pay to  Administrative  Agent,  for the account of the applicable Credit Parties, all fees payable in connection with an increase in the Total Commitment required pursuant to any letter agreement between Administrative Agent and Borrowers.

After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender a new Schedule 1.1 to this Agreement.

SECTION 3    TERMS OF PAYMENT.

         3.1 Notes and Payments.

         (a) The Total Principal Debt (other than Competitive Borrowings and Swing Line Loans) shall be evidenced by the Revolving Credit Notes, one payable to each Lender in the stated principal amount of its Commitment; provided that the Revolving Credit Notes executed by a Subsidiary Borrower shall not exceed the aggregate amount of the Total Commitment available to such Subsidiary Borrower under Section 2.1. The Principal Debt of all Competitive Borrowings shall be evidenced by the Competitive Bid Notes. The Principal Debt of all Swing Line Loans shall be evidenced by the Swing Line Notes.

         (b) Borrowers must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Administrative Agent's principal office in Dallas, Texas, in funds that will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Administrative Agent shall pay to each Lender any payment to which such Lender is entitled on the same day Administrative Agent receives the funds from a Borrower if Administrative Agent receives the payment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Administrative Agent does not make payments to Lenders when due, then unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2 Interest and Principal Payments.

         (a) Interest Payments. Accrued interest on each Borrowing (other than Competitive Borrowings) is due and payable monthly as it accrues on the first
(1st) day of each month during the term hereof (commencing on July 1, 2000) and on the Termination Date. Accrued interest on each Competitive Borrowing is due and payable on the last day of its respective Interest Period; provided that if any such Interest Period is a period greater than three (3) months, then accrued interest on such Competitive Borrowing shall also be due and payable on the date ending each three (3) month period after the commencement of such Interest Period.

         (b) Principal Payments. The Total Principal Debt is due and payable on the Termination Date.

         (c) Voluntary Prepayment. Any Borrower may voluntarily prepay all or any part of the Total Principal Debt at any time without premium or penalty, subject to the following conditions:

                  (i) Administrative Agent must receive such Borrower's written prepayment notice by 11:00 a.m. on the Business Day preceding the date of prepayment, which notice shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of such Borrower to make a prepayment on the designated date;

                  (ii) each partial prepayment must be in the amount of $1,000,000 or a greater integral multiple of $100,000, or, if less, the Total Principal Debt; and

                  (iii) such Borrower shall pay any related Funding Loss upon demand.

Notwithstanding anything contained herein to the contrary, no Borrower shall voluntarily prepay any Competitive Borrowing to such Borrower prior to the last day of the Interest Period therefor.

         3.3 Interest Options. Except as specifically otherwise provided, Borrowings (other than Competitive Borrowings and Swing Line Loans) shall bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin, or the Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by the requesting Borrower and, in the case of Eurodollar Borrowings, for the Interest Period designated by the requesting Borrower), and (b) the Maximum Rate. Except as specifically otherwise provided, Competitive Borrowings shall bear interest at an annual rate of interest equal to the lesser of (i) the Competitive Bid Rate, and (ii) the Maximum Rate. Except as specifically otherwise provided, Swing Line Loans shall bear interest at an annual rate equal to the lesser of (A) the Money Market Rate plus the Applicable Margin, and (B) the Maximum Rate. Each change in the Base Rate, Money Market Rate, or Maximum Rate is effective, without notice to Borrowers or any other Person, upon the effective date of such change.

         3.4 Quotation of Rates. A Representative of any Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind any Credit Party or affect the interest rate that is actually in effect when such Borrower delivers its Borrowing Request or on the Borrowing Date.

         3.5 Default Rate. If permitted by Law, all past-due Principal Debt and past-due interest shall bear interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if the designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable Law, the applicable Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 Interest Calculations.

         (a) Interest will be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days in the case of all Borrowings (other than Base Rate Borrowings) (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of Base Rate Borrowings. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         (b) The provisions of this Agreement relating to calculation of the Base Rate, the Eurodollar Rate, and the Competitive Bid Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that no Credit Party contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Law, and, if Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to the applicable Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, each Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and each Borrower agree that this is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code ' 303.001, as amended, as limited by Texas Finance Code ' 303.305. Each Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.9 Interest Periods. When any Borrower requests any Eurodollar Borrowing or a Fixed Rate Borrowing, such Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at such Borrower's option, one (1), two (2), three (3) or six (6) months for Eurodollar Borrowings and any period of up to six (6) months (for Fixed Rate Borrowings), subject to the following conditions: (a) the initial Interest Period for a Eurodollar Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to such Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period may extend beyond the Termination Date; and (d) there may not be in effect at any one time more than twelve (12) Interest Periods (including, without limitation, Interest Periods for Competitive Borrowings). Notwithstanding the foregoing, subject to the foregoing conditions and the consent of Administrative Agent (such consent to be in Administrative Agent's reasonable discretion), any Borrower may, in anticipation of such Borrower's prepayment of Borrowings from equity or debt offerings or financings or asset sales, elect Interest Periods of seven (7) days, fourteen
(14) days, or twenty-one (21) days.

         3.10 Conversions and Continuations. Any Borrower may (a) on the last day of the applicable Interest Period convert all or part of a Eurodollar Borrowing of such Borrower to a Base Rate Borrowing, (b) at any time convert all or part of a Base Rate Borrowing of such Borrower to a Eurodollar Borrowing, and
(c) on the last day of an Interest Period, elect a new Interest Period for a Eurodollar Borrowing of such Borrower; provided that no conversions to or elections of new Interest Periods for any Eurodollar Borrowings shall be permitted while a Default exists unless Required Lenders otherwise consent in writing. Any such conversion is subject to the dollar limits and denominations of Section 2.1 and may be accomplished by delivering a Borrowing Request to Administrative Agent no later than 11:00 a.m. (i) on the third (3rd) Business Day before (A) the conversion date for conversion to a Eurodollar Borrowing and
(B) the last day of the Interest Period, for the election of a new Interest Period, and (ii) one (1) Business Day before the last day of the Interest Period for conversion to a Base Rate Borrowing. Absent the applicable Borrower's notice of conversion or election of a new Interest Period, a Eurodollar Borrowing of such Borrower shall be converted to a Base Rate Borrowing when the applicable Interest Period expires.

         3.11 Order of Application.

         (a) If no Default exists, any payment shall be applied to the Obligation in the order and manner specified by the applicable Borrower.

         (b) If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which the Credit Parties have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Principal Debt of any Swing Line Loans; and (iv) to the remaining Obligation in the order and manner as Administrative Agent deems appropriate.

All payments to or for the account of Lenders shall be shared by such Lenders on a Pro Rata basis.

         3.12 Sharing of Payments, Etc. If any Lender obtains any amount(whether voluntary, involuntary or otherwise, including as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment that such Lender is then entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Each Borrower agrees that any Lender purchasing a participation from another Lender under this Section 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if such Lender were the direct creditor of such Borrower in the amount of that participation.

         3.13 Offset. If a Default exists, then each Lender is entitled, but is not obligated, to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that each Borrower may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation of such Borrower.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under this Agreement than the transferor Lender would have been entitled to receive with respect to those Borrowings.

         3.15 Basis Unavailable or Inadequate for the Eurodollar Rate. If prior to the first (1st) day of any Interest Period, (a) Administrative Agent determines that the basis for determining the applicable rate is not available, or (b) Lenders holding fifty percent (50%) of the Total Commitment notify Administrative Agent that such Lenders have determined that the rate determined by Administrative Agent as the Eurodollar Rate for any Interest Period does not accurately reflect the cost to such Lenders of making or converting Borrowings at that rate for such Interest Period, then Administrative Agent shall promptly notify Borrowers and Lenders of that determination (which is conclusive and binding on Borrowers absent manifest error), and all affected Borrowings shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrowers that such circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, affected Borrowings will be suspended.

         3.16 Additional Costs. With respect to any Law, requirement, request, directive, or change affecting banking institutions generally:

         (a) Eurocurrency Reserves. If any Lender shall be required under any Reserve Requirement (other than a Reserve Requirement in effect on the first
(1st) day of the respective Interest Period with respect to any Competitive Borrowings) to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then (i) such Lender (through Administrative Agent) shall, within sixty (60) days after the end of any Interest Period with respect to any Eurodollar Borrowing during which such Lender was so required to maintain reserves, deliver to the applicable Borrower a certificate stating (A) that such Lender was required to maintain reserves and as a result such Lender incurred additional costs in connection with making such Eurodollar Borrowing and (B) in reasonable detail, such Lender=s computations of the amount of additional interest payable by such Borrower, pursuant to the provisions below, and (ii) such Borrower shall, within ten (10) days after receipt of any such certificate, pay to Administrative Agent, for the account of such Lender, additional interest on the unpaid principal amount of such Eurodollar Borrowing of such Lender made to it outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to Administrative Agent, at a rate per annum equal to the difference obtained by subtracting (x) the Eurodollar Rate for such Interest Period from (y) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Reserve Requirement of such Lender for such Interest Period. The amount of interest payable by any Borrower to any Lender as stated in any certificate delivered to Administrative Agent pursuant to the provisions of this Section 3.16(a) shall be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 3.16(a) shall survive the termination of this Agreement.

         (b) Reserves. With respect to any Eurodollar Borrowing or any Fixed Rate Borrowing, if (i) any change in present Law, any change in the interpretation or application of any present Law, or any future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any such requirement of any Tribunal results in) any requirement that any reserves (including any marginal, emergency, supplemental or special reserves) be maintained, and (ii) those reserves reduce any sums receivable by such Lender under this Agreement or increase the costs incurred by such Lender in advancing or maintaining any portion of any Eurodollar Borrowing or any Fixed Rate Borrowing, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) such Lender (through Administrative Agent) shall deliver to the applicable Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for such reduction or increase (which certificate is conclusive and binding absent manifest error), and such Borrower shall within ten (10) days after receipt of such certificate pay that amount to Administrative Agent, for the account of such Lender. Such Lender shall notify Administrative Agent and such Borrower of any such determination as soon as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination, and such Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given. The provisions of and undertakings and indemnification set forth in this Section 3.13(b) shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         (c) Capital Adequacy. With respect to any Borrowing, if any change in present Law or any future Law regarding capital adequacy or compliance by any Credit Party with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) such Credit Party (through Administrative Agent) shall notify the applicable Borrower and deliver to such Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and such Borrower shall within ten (10) days after receipt of such certificate pay that amount to Administrative Agent, for the account of such Credit Party. Such Credit Party shall notify Administrative Agent and such Borrower of any such determination as soon as practicable (but in any event within 120 days) after such Credit Party obtains actual knowledge of the event or condition prompting such Lender to make such determination, and such Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given. The provisions of and undertakings and indemnification set forth in this Section 3.13(c) shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         (d) Taxes. Any Taxes payable by any Credit Party or ruled (by a Tribunal) payable by any Credit Party in respect of this Agreement or any other Loan Document shall, if permitted by Law, be paid by Borrowers, together with interest and penalties, if any (except for (i) (1) Taxes imposed on or measured by the overall net income of such Credit Party, (2) franchise or similar taxes of such Credit Party, and (3) amounts requested to be withheld for Taxes pursuant to the last sentence of Section 3.19, and (ii) such interest and penalties incurred as a result of the gross negligence or willful misconduct of any Credit Party). Such Credit Party (through Administrative Agent) shall notify Borrowers and deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrowers shall within ten
(10) days after receipt of such certificate pay that amount to Administrative Agent for its account or the account of such Credit Party, as the case may be. If such Credit Party subsequently receives a refund of the Taxes paid to it by Borrowers, then the recipient shall promptly pay the refund to Borrowers.

         3.17 Change in Law. If any Law makes it unlawful for any Lender to make or maintain Eurodollar Borrowings, then such Lender shall promptly notify Borrowers and Administrative Agent, and with respect to such Lender's Borrowings (a) as to undisbursed funds, that requested Borrowing shall be made as a Base Rate Borrowing, and (b) as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, and the applicable Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, then the applicable Borrower shall promptly prepay the Borrowing, without penalty, together with any related Funding Loss.

        3.18 Funding Loss. EACH BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO EACH LENDER WITHIN TEN (10) DAYS AFTER DEMAND, ANY FUNDING LOSS OF SUCH LENDER WITH RESPECT TO ANY BORROWING OF SUCH BORROWER. When any Lender demands that any Borrower pay any Funding Loss, such Lender shall deliver to such Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for such Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this Section
3.18 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         3.19 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the United States of America or any State thereof
(a) represents to Administrative Agent and Borrowers that (i) no Taxes are required to be withheld by Administrative Agent or Borrowers with respect to any payments to be made to it in respect of the Obligation, and (ii) it has furnished to Administrative Agent and Borrowers two duly completed copies of U.S. Internal Revenue Service Form W-8 BEN, Form W-8 ECI, or any other tax form acceptable to Administrative Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (b) covenants to (i) provide Administrative Agent and Borrowers a new tax form upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrowers or Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

         3.20  Extension of Termination Date.   ProLogis may request a one-year
extension of the Termination Date to June 6, 2004 by making such request in writing (an "Extension Request") to Administrative Agent between sixty (60) and ninety (90) days prior to June 6, 2003. The Termination Date shall be automatically extended to June 6, 2004 if at the time of such request (a) Borrowers pay to Administrative Agent the extension fee set forth in Section 4.4, and (b) no Default or Potential Default exists.

         3.21 Option to Replace Lenders. If any Lender shall make demand for payment or reimbursement pursuant to Section 3.16, or notify Borrowers of the occurrence of the circumstances described in Section 3.17, then, provided that
(a) no Default has occurred and is continuing, and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrowers may terminate the Commitment of such Lender, in whole but not in part, by either (i) (A) giving such Lender and Administrative Agent not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Administrative Agent and shall specify the date of such termination, and (B) paying such Lender (and there shall become due and payable) on such date the outstanding Principal Debt of all Borrowings made by such Lender, all interest thereon, and any other Obligation owed to such Lender (including under Section 3.18), if any, and/or (ii) pursuant to the provisions of Section 14.11, proposing the introduction of a replacement Lender reasonably satisfactory to Administrative Agent, or obtaining the agreement of one or more existing Lenders, to assume all or a portion of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrowers shall continue to be obligated to such Lender under Section 7.12 with respect to Indemnified Liabilities (as defined in Section 7.12) arising prior to such termination.

SECTION 4   FEES.

         4.1  Treatment of Fees.   The fees described in this Section 4 (a) are
not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 3.1(b), (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this Section 4 are in all events subject to the provisions of Section 3.8.

         4.2 Administrative Agent Fees. Borrowers shall pay to Administrative Agent, solely for its own account, the fees described in the letter agreement between Borrowers and Administrative Agent dated of even date herewith.

         4.3  Commitment Fees.

         (a) Borrowers shall pay to Administrative Agent the fees specified in the letter agreement between Administrative Agent and Borrowers, which fee shall be for the account of Administrative Agent and for the account of Lenders as shall be agreed to between Administrative Agent and each Lender.

         (b) Borrowers shall pay to Administrative Agent, for the ratable account of each Lender, a facility fee equal to the product of (i) the average daily amount of the Total Commitment (regardless of usage) for the period from and including the Closing Date up to but excluding the Termination Date, times
(ii) a rate per annum equal to the Applicable Facility Fee Percentage. Such facility fee shall be payable quarterly in arrears on the first (1st) day of each January, April, July, and October during the term hereof, commencing on July 1, 2000.

         4.4 Extension Fee. Upon the extension of the Termination Date, as provided in Section 3.20, Borrowers agree to pay Administrative Agent, on or before June 6, 2003, for the ratable account of Lenders, an extension fee equal to one-quarter of one percent (.25%) of the Commitments of Lenders.

         4.5  Competitive Bid Fee.   Each  Competitive  Bid Request  hereunder
submitted by a Borrower to Administrative Agent shall be accompanied by a competitive bid fee of $2,500 (payable solely to Administrative Agent for its own account) and shall only request bids for a single Borrowing Date.

SECTION F CONDITIONS PRECEDENT. Administrative Agent will not be obligated to fund the initial Borrowing unless: (a) Administrative Agent has timely received a Borrowing Request and all of the items described on Schedule 5; and
(b)  prior  to,  or   contemporaneously   with,  such  initial  Borrowing,   all
Indebtedness under the Existing Credit Agreement is paid in full and all commitments thereunder are terminated. In addition, Administrative Agent will not be obligated to make any Borrowing (including any Competitive Borrowing), unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (i) Administrative Agent shall have timely received a
Borrowing Request or Competitive Bid Request, as the case may be; (ii) Administrative Agent shall have received any applicable fees; (iii) all of the representations and warranties of Borrowers in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement); (iv) no Default or Potential Default exists; and (v) the funding of the Borrowing is permitted by Law. Upon Administrative Agent's request, each Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents that are necessary to enable such Borrower to qualify for the Borrowing. Each condition precedent in this Agreement (including those on Schedule 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive each item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Credit Parties as follows:

         6.1  Purpose of Credit Facility.   Borrowers will use proceeds of the
Borrowings hereunder for working capital and general business purposes of the Companies and their Unconsolidated Affiliates. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including the provisions of Regulation U.

         6.2 Corporate Existence, Good Standing, Authority and Compliance. Each Company is duly formed, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or formed as identified on Schedule
6.2 (as supplemented from time to time). Each Company (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, partnership, limited liability company, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Laws, except in any such case where violation of the foregoing could not reasonably be expected to result in a Material Adverse Event.

         6.3 Affiliates. As of the date of this Agreement, ProLogis has no Consolidated Affiliates or Unconsolidated Affiliates except as disclosed on
Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement).

         6.4 Authorization and Contravention. The execution and delivery by each Borrower of each Loan Document or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its trust, corporate, partnership, or limited liability company power, as the case may be, (b) have been duly authorized by all necessary trust, corporate, partnership, or limited liability company action, as the case may be, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of Law or order of any Tribunal applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company, except in such case where failure to do so could not reasonably be expected to result in a Material Adverse Event.

         6.5  Binding Effect.   Upon  execution  and  delivery  by all  parties
thereto, each Loan Document to which it is a party will constitute a legal and binding obligation of each Borrower, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

         6.6  Financial Statements; Fiscal Year.   The Current  Financials were
prepared in accordance with GAAP (except that quarterly Financial Statements may omit footnotes required by GAAP) and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof (subject only to normal audit adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability. The fiscal year of the Companies ends on December 31.

         6.7 Litigation. Except as disclosed on Schedule 6.7 and as otherwise disclosed pursuant to Section 7.1(d)(i), no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to such Company and which, if so adversely determined, is reasonably likely to result in a Material Adverse Event. Except as permitted under Section 10.4, no outstanding and unpaid judgments against any Company exist.

         6.8  Taxes.

         (a) All Tax returns of the Companies required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file could not reasonably be expected to result in a Material Adverse Event, and all Taxes imposed upon the Companies that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided.

         (b) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which any Borrower is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them. The charges, accruals, and reserves on the books of each Borrower in respect of taxes or other governmental charges are, in the opinion of Borrowers, adequate.

         (c) ProLogis qualifies as a REIT.

         6.9  Environmental Matters.   Except as  disclosed  on  Schedule  6.9,
and except for any of the following which could not reasonably be expected to result in a Material Adverse Event, (a) no environmental condition or circumstance exists that adversely affects any Company's properties or operations, (b) no Company has received any report of any Company's violation of any Environmental Law, (c) no Company knows that any Company is under any obligation to remedy any violation of any Environmental Law, or (d) no facility of any Company is used for, or to the knowledge of any Company has been used for, storage, treatment, or disposal of any Hazardous Substance, except for (i) the storage and use of cleaning and maintenance materials, used and stored in commercially reasonable quantities and in compliance with applicable Environmental Laws, and (ii) light manufacturing and distribution activities of tenants, in compliance with applicable Environmental Laws, provided that such tenants are not primarily engaged in the treatment, processing, recycling or disposal of any Hazardous Substance or in any other activity that would give rise to the release of any Hazardous Substance on such facility. Each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Event.

         6.10 Pension Plans. Except as disclosed on the Financial Statements of ProLogis dated as of December 31, 1999, and except to the extent that any such termination, liability, penalty, or fine would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Event, (a) no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under any Applicable Pension Laws, (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower or any ERISA Affiliate of any material liability with respect to any contribution thereto, fine, or penalty, and (c) neither any Borrower nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement benefit under a Pension Plan.

         6.11 Properties. Each Company has good title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 8.8 or Section 8.9).

         6.12  Locations.   Each Borrower's  chief executive  office is located
at the address on Schedule 6.12 (as supplemented from time to time). Each Borrower's books and records are located at its chief executive office.

         6.13  Government Regulations.   No Company is subject to regulation
under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.14  Transactions with Affiliates.   Except  as  disclosed on Schedule
6.14 (as supplemented from time to time) (if the disclosures are approved by Administrative Agent) or as permitted by Section 8.4, no Company is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm=s-length transaction with a Person that was not its Affiliate.

         6.15  Insurance.   Each Company  maintains  with  financially  sound,
responsible, and reputable insurance companies or associations (or, as to workers= compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.16 Labor Matters. No actual or, to any Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could reasonably be expected to result in a Material Adverse Event exist. All payments due from each Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than non-payments that are not, individually or collectively, reasonably expected to result in a Material Adverse Event.

         6.17  Solvency.   On each Borrowing  Date, each Borrower is, and after
giving effect to the requested Borrowing will be, Solvent.

         6.18 Full Disclosure. Each material fact or condition relating to the financial condition or business of any Company which could reasonably be expected to result in a Material Adverse Event has been disclosed to Administrative Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Administrative Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the omission of which would otherwise make any such information materially misleading, in each case taken as a whole.

         6.19  Exemption from ERISA; Plan Assets.   The assets of each Borrower
are not "plan assets" as defined in 29 C.F.R.Section 2510.3-101(a)(1) (or any successor regulation) of any Pension Plan.

         6.20  Minority Interests.   All Consolidated Affiliates of ProLogis
having minority interests are set forth on Schedule 6.20 (as supplemented from time to time).

SECTION 7   AFFIRMATIVE CONVENANTS.   So long as Lenders are committed to fund
any Borrowings under this Agreement and until the Obligation is paid in full, each Borrower covenants and agrees that, unless Required Lenders otherwise consent in writing (except as provided in Section 14.9 with respect to matters requiring consent or approval of all Lenders):

         7.1 Items to be Furnished. ProLogis shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

         (a) Promptly after preparation, and no later than one hundred (100) days after the last day of each fiscal year of ProLogis, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

                  (i) the unqualified opinion of the firm of Arthur Andersen & Co. or another firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies;

                  (ii) any management letter prepared by the accounting firm delivered in connection with its audit;

                  (iii) a certificate from the accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof; and

                  (iv) a Compliance Certificate with respect to the Financial Statements.

         (b) Promptly after preparation, and no later than fifty (50) days after the last day of each fiscal quarter (except the last) of ProLogis, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, and
(ii) a Compliance Certificate with respect to the Financial Statements.

         (c) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to any Company or its financial records.

         (d) Notice, promptly after a Responsible Officer of any Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to any Company, could reasonably be expected to result in a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document, (iii) the receipt by any Company of notice of any violation or alleged violation of any Applicable Pension Law or any Environmental Law which individually or collectively with other violations or allegations could reasonably be expected to result in a Material Adverse Event, or (iv) a Default or Potential Default, specifying the nature thereof and what action such Borrower has taken, is taking, or proposes to take with respect thereto.

         (e) Promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Tribunal (including copies of each Form 10-K, Form 10-Q, and Form S-8 filed by or on behalf of any Company with the Securities and Exchange Commission).

         (f) Promptly after the mailing or delivery thereof, copies of all material reports or other information from ProLogis generally to the holders of its common or preferred Stock.

         (g) Promptly upon the consummation thereof, a description in reasonable detail of any acquisition of material assets other than investments in Industrial Properties.

         (h) Promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto.

         (i) Promptly upon written request by Administrative Agent and to the extent available after reasonable inquiry by ProLogis, a list of all registered major holders of Stock of ProLogis.

         (j) Promptly upon the filing thereof, the annual report of ProLogis filed with the Maryland Department of Corporations.

         (k) Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody's Rating, the S & P Rating or the Fitch Rating, notice of such change.

         (l)  Promptly  upon  reasonable   request  by   Administrative   Agent,
information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies.

         7.2  Use of Proceeds.   Each  Borrower  shall  use  the  proceeds  of
Borrowings  only  for the  purposes  represented  in this Agreement.

         7.3  Books and Records.   Each Borrower shall,  and shall cause each of
the other Companies to, maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         7.4  Inspections.   Upon reasonable request,  and subject to Section
14.13, each Borrower shall, and shall cause each of the other Companies to, allow Administrative Agent (or its Representatives who may be accompanied by Representatives of one (1) or more Lenders) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss (provided that such Borrower is given the opportunity to be present for such discussions), any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

          7.5 Taxes. Each Borrower shall, and shall cause each of the other Companies to, (a) promptly pay when due any and all Taxes (other than property and franchise Taxes), and (b) promptly pay any and all property and franchise Taxes when due or (in circumstances where there is no material risk of any levy or execution of any Lien on the assets or revenues in relation to which such property or franchise Taxes are imposed prior to or during the thirty (30) day period referred to below and no material risk of attachment or similar process in relation to such assets or revenues prior to or during the thirty (30) day period referred to below and provided that in such circumstances the aggregate amount of such property or franchise Taxes does not exceed $10,000,000) within thirty (30) days of receipt of notice by the relevant Company that such Taxes are due and payable. This Section 7.5 shall not apply to Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

         7.6  Expenses.   Each  Borrower  shall  promptly  pay upon  reasonable
notice (a) all costs, fees, and expenses paid or incurred by Administrative Agent in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of Administrative Agent's counsel), and (b) all costs, fees, and expenses of Administrative Agent and, after the occurrence and during the continuance of a Default, each Credit Party incurred by each Credit Party in connection with the enforcement of the obligations of any Borrower or Borrowers arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys= fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid within ten (10) days after Borrowers= receipt of an invoice in reasonable detail, at the Default Rate until repaid.

         7.7  Maintenance of Existence, Assets, and Business.   Except as
otherwise permitted by Section 8.09, each Borrower shall, and shall cause each of the other Companies to, continue to engage in business of the same general type as now conducted by such Company, and will preserve, renew, and keep in full force and effect, and will cause each other Company to preserve, renew, and keep in full force and effect, their respective trust or corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except in any such case where failure to do so would not reasonably be expected to result in a Material Adverse Event.

         7.8  Insurance.   Each Borrower shall,  and shall cause each of the
other Companies to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. Each Borrower shall deliver to Administrative Agent (i) at Administrative Agent's request from time to time, full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement, and (iii) forthwith, notice of any cancellation or non-renewal of coverage by such Borrower. At Administrative Agent=s request, each Borrower shall, and shall cause each of the other Companies to, deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

         7.9  Preservation and Protection of Rights.   Each Borrower shall,
and shall cause each of the other Companies to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as Administrative Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

         7.10 Environmental Laws. Each Borrower shall, and shall cause each of the other Companies to (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action could not reasonably be expected to result in a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to the Companies arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Each Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Administrative Agent within thirty (30) days after any request from Administrative Agent.

         7.11 Indemnification. EACH BORROWER SHALL, AND SHALL CAUSE EACH OF THE SUBSIDIARY GUARANTORS TO INDEMNIFY, PROTECT, AND HOLD THE CREDIT PARTIES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (INCLUDING ALL OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS) (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION,
STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS), OR
(C) THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION 7.12 SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         7.12  REIT Status.   At all times, ProLogis (including its organization
and method of operations and those of its subsidiaries) shall qualify as a REIT.

         7.13 Each Borrower shall, promptly after the date hereof, enter into such Hedging Agreements in respect of interest rate and currency risks as are reasonably acceptable to Administrative Agent.

         7.14   Subsidiary Guaranties; Intercompany Indebtedness.

         (a) ProLogis shall cause each of its Consolidated Affiliates (other than Subsidiary Borrowers, International Holding Companies, International Consolidated Affiliates, and the Consolidated Affiliates listed on Schedule 7.14-1) to execute a Subsidiary Guaranty. To the fullest extent permitted under applicable Laws, ProLogis shall cause each of its International Consolidated Affiliates (other than Frigoscandia and Kingspark if either is or becomes a Consolidated Affiliate) and its International Holding Companies to execute a Subsidiary Guaranty, except to the extent that the execution of a Subsidiary Guaranty would result in material adverse tax Liabilities to any Borrower in the United States.

         (b) Pursuant to the Pledge Agreements, ProLogis shall, and shall cause each of its Consolidated Affiliates to, grant to Administrative Agent, for the benefit of the Credit Parties, a first-priority Lien in all Indebtedness of (i) each Consolidated Affiliate of ProLogis that is not a Subsidiary Guarantor, and
(ii) each Unconsolidated Affiliate (and its Consolidated Affiliates) to any Company if the aggregate amount of Indebtedness of such Unconsolidated Affiliate (and its Consolidated Affiliates) to any Company or Companies equals or exceeds $10,000,000, including, without limitation, the existing Indebtedness listed on
Schedule 7.14-2, except to the extent that the granting of such Lien would result in material adverse tax Liabilities to any Borrower in the United States.

SECTION I NEGATIVE COVENANTS. So long as Lenders are committed to fund Borrowings and until the Obligation is paid in full, each Borrower covenants and agrees that, unless Required Lenders otherwise consent in writing (except as provided in Section 14.9 with respect to matters requiring consent or approval of all Lenders):

         8.1  Payment of Liabilities.   Borrowers  shall  not,  and  shall  not
permit any other Company to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default or Potential Default exists.

         8.2 Employee Plans. Except where a Material Adverse Event would not result, Borrowers shall not, and shall not permit any ERISA Affiliate to, permit any of the events or circumstances described in Section 6.10 to exist or occur.

         8.3   Debt.

         (a) Secured Debt. Borrowers shall not, and shall not permit any other Company to, as of any date during the term hereof, create, incur, or suffer to exist any Secured Debt, other than Secured Debt that is either:

                  (i) on-Recourse Debt not to exceed in the aggregate at any time outstanding twenty-five percent (25%) of Total Asset Value; and

                  (ii) Recourse Debt secured by International Properties not to exceed $300,000,000 in the aggregate at any time outstanding.

         (b) Recourse Debt. Borrowers shall not, and shall not permit any other Company to, become obligated (as guarantor or otherwise) with respect to any Indebtedness of any Unconsolidated Affiliate other than Indebtedness of (i) Unconsolidated Affiliates that guarantee the Obligation pursuant to a guaranty agreement in form and substance acceptable to Administrative Agent, (ii) Garonor not to exceed 200,000,000 French Francs, (iii) Frigoscandia not to exceed 180,000,000 Deutsche Marks, and (iv) Kingspark not to exceed 15,000,000 British Pound Sterling.

         8.4  Transactions with Affiliates.   Except as disclosed on Schedule
6.14 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement or approved by Required Lenders), Borrowers shall not, and shall not permit any other Company to, enter into any material transaction with any of its Affiliates, other than (a) transactions with existing shareholders of Consolidated Affiliates and Unconsolidated Affiliates, (b) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate or that comply with the requirements of the North America Security Administrators Association's Statement of Policy of Real Estate Investment Trusts, (c) payments to or from such Affiliates under leases of commercial space on market terms, (d) payment of fees under property management agreements under terms and conditions available from qualified management companies, (e) intercompany Liabilities and other Investments between any Company and its
Consolidated  Affiliates  and  Unconsolidated   Affiliates  otherwise  permitted
pursuant to this Agreement, (f) transactions between Companies, and (g) transactions otherwise permitted hereunder.

         8.5  Compliance with Laws and Documents.   Borrowers  shall not, and
shall not permit any other Company to, (a) violate the provisions of any Laws applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, could reasonably be expected to result in Material Adverse Event, (b) violate the provisions of its charter or bylaws, or (c) repeal, replace or amend any provision of its charter or bylaws if that action could reasonably be expected to result in a Material Adverse Event.

         8.6  Loans, Advances, and Investments.    ProLogis  shall not  permit,
as of any date, any Company or the Companies, on a consolidated basis, to have or make any direct or indirect Investments in:

         (a) Raw land (other than land under development or planned for commencement of development within twelve (12) months following the date such land was acquired) exceeding in the aggregate ten percent (10%) of Total Asset Value;

         (b) Non-Industrial Properties and New Ventures exceeding in the aggregate ten percent (10%) of Total Asset Value;

         (c) Refrigerated Warehouse Properties (including Investments through Unconsolidated Affiliates) exceeding in the aggregate twenty percent (20%) of Total Asset Value;

         (d) International Properties, Consolidated Affiliates domiciled outside of the United States, Unconsolidated Affiliates domiciled outside of the United States, and loans or advances to Consolidated Affiliates and Unconsolidated Affiliates for international purposes exceeding in the aggregate forty percent (40%) of Total Asset Value;

         (e) The Stock of any Person (other than Consolidated Affiliates) not to exceed (i) from the Closing Date through December 31, 2000, thirty percent (30%) of Total Asset Value, and (ii) thereafter, twenty-five percent (25%) of Total Asset Value; and

         (f) Loans, advances, and extensions of credit to Persons other than (i) loans, advances, and extensions of credit to Consolidated Affiliates and Unconsolidated Affiliates to the extent permitted hereunder, (ii) loans, advances, and extensions of credit to Persons secured by valid and enforceable first priority liens on real estate for the purpose of acquiring and developing such property for eventual ownership by, or to be acquired by, a Borrower prior to, or within a reasonable period of time consistent with a business purpose after, the completion of construction or development of such property, (iii) loans and advances to directors, officers, and employees pursuant to ProLogis' existing long-term incentive plan or similar incentive compensation arrangements, and (iv) travel and similar advances to officers and employees in the ordinary course of business.

ProLogis shall not permit, as of any date, the Companies= aggregate direct and indirect Investments of the types described in (a), (b), (c), and (d) above to exceed in the aggregate fifty percent (50%) of Total Asset Value.

For purposes of the foregoing, (i) the amount of any Investment held by ProLogis and its Consolidated Affiliates shall be calculated as the amount of such Investment determined in accordance with GAAP plus accumulated depreciation with respect to such Investment, and (ii) the amount of Investments held through Unconsolidated Affiliates shall be calculated using the Companies= Share of the amount of the underlying Properties or other assets of such Unconsolidated Affiliates determined in accordance with GAAP plus accumulated depreciation with respect to such Properties or other assets.

         8.7 Dividends and Distributions. ProLogis shall not, on a consolidated basis, declare, make, or pay any Distributions or Redemptions, other than (a) Permitted Distributions, (b) Permitted Redemptions, and (c) Distributions declared, made, or paid by (i) ProLogis wholly in the form of its Stock, and
(ii) to the extent it can do so, any Consolidated Affiliate to ProLogis or any other Company. ProLogis shall not, and shall not permit any other Company to, enter into or permit to exist any arrangement or agreement (other than this Agreement, restrictions similar to those contained in this Agreement contained in that certain Multicurrency Revolving Credit Facility Agreement dated December 17, 1999, executed by ProLogis, as Guarantor, PLD Europe Financial B.V. and PLD UK Finance B.V., as Borrowers, ABN Amro Bank N.V., as Arranger, Agent, and L/C Issuing Bank, and the Banks defined therein, and customary restrictions in loan documents evidencing Indebtedness of PLLS and Frigoscandia otherwise permitted hereunder) that prohibits it from paying Distributions to the holders of its Stock.

         8.8 Sale of Assets. Borrowers shall not, and shall not permit any other Company to, sell, assign, lease, transfer, or otherwise dispose of any of its assets, other than to a Company, and except for (a) occasional sales, leases, or other dispositions of immaterial assets for consideration not less than fair market value, (b) sales, leases, or other dispositions of assets that are obsolete or have negligible fair market value, (c) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), and (d) sales or other transfers of Properties during any twelve (12) month period having a fair market value of not more than twenty percent (20%) of the fair market value of all Properties of the Companies prior to such sale or transfer.

         8.9 Mergers and Dissolutions. Borrowers shall not, and shall not permit any other Company to, merge or consolidate with any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, that the foregoing shall not operate to prevent (a) mergers or consolidations of any Consolidated Affiliate of a Borrower into such Borrower or any Consolidated Affiliate of such Borrower (if such transaction does not reduce the net worth of such Borrower determined in accordance with GAAP, except for minor transaction costs related to such merger or consolidation), or (b) a merger or consolidation in which a Borrower is the surviving entity and, immediately after giving effect to such merger or consolidation, no Change in Control has occurred.

         8.10  Assignment.    Borrowers  shall not,  and  shall not permit  any
other Company to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         8.11  Fiscal Year and Accounting Methods.   No  Borrower  shall  change
its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

         8.12  New Businesses.    Borrowers  shall not,  and shall not permit
any other Company to, engage in any business except (a) the businesses in which they are presently engaged and any other reasonably related business (including distribution and logistics services), and (b) New Ventures (so long as the Investment in such New Ventures is otherwise permitted by Section 8.6).

         8.13  Government Regulations.    Borrowers  shall not,  and shall not
permit any other Company to, conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         8.14 Negative Pledge Agreements. Borrowers shall not, and shall not permit any other Company to, enter into any negative pledge or other agreement with any other Person such that ProLogis, any Subsidiary Borrower, or any Unencumbered Company shall be prohibited from granting to Administrative Agent, for the benefit of the Credit Parties, a first priority Lien in any Unencumbered Property whose Adjusted EBITDA is used in the calculation of Unencumbered Debt Service Coverage Ratio. Nothing herein should be construed as creating a Lien.

SECTION 9 FINANCIAL COVENANTS. So long as Lenders are committed to fund Borrowings under this Agreement and until the Obligation is paid and performed in full, ProLogis covenants and agrees with the Credit Parties that ProLogis will not directly or indirectly permit:

         9.1 Leverage Ratio. The Leverage Ratio, as of any date, to exceed the Maximum Leverage Ratio.

          9.2  Minimum Consoldiated Net Worth.   Consolidated  Net Worth of the
Companies on a  consolidated  basis,  as of any date, to be less than the sum of
(a) $2,500,000,000, plus (b) seventy percent (70%) of the amount of Net Proceeds of any Equity Issuances (other than the Net Proceeds from the issuance of preferred Stock in substitution and replacement of other preferred Stock that ProLogis redeemed or otherwise acquired pursuant to a Permitted Redemption to the extent such Net Proceeds do not exceed the amount of such Permitted Redemption) by ProLogis or any other Company (except for Equity Issuance to any other Company) subsequent to the Closing Date.

         9.3 Interest Expense Coverage Ratio. The Interest Expense Coverage Ratio, as of the last day of each fiscal quarter during the term hereof, to be less than 2.0 to 1.0.

         9.4  Fixed Charge Coverage Ratio.   The Fixed Charge  Coverage  Ratio,
as of the last day of each fiscal quarter during the term hereof, to be less than 1.75 to 1.0.

         9.5  Preferred Dividend Coverage Ratio.   The  Preferred  Dividend
Coverage Ratio, as of the last day of each fiscal quarter during the term hereof, to be less than 1.5 to 1.0.

         9.6  Unemcumbered Debt Service Coverage Ratio.   The Unencumbered  Debt
Service Coverage Ratio, as of the last day of each fiscal quarter during the term hereof, to be less than 1.75 to 1.0.

         9.7  Unencumbered Property Value Ratio.    The Unencumbered Property
Value Ratio, as of any date, to be less than 1.50 to 1.0.

SECTION 10 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

         10.1 Payment of Obligation. The failure of any Borrower (a) to pay any part of the Obligation (other than the Principal Debt or any other principal of the Obligation) within three (3) days after it becomes due and payable under the Loan Documents, and (b) to pay any Principal Debt or any other principal of the Obligation when it becomes due and payable under the Loan Documents.

         10.2  Covenents.   The  failure  of  any  Borrower (and, if applicable,
any other Company) to punctually and properly perform, observe and comply with:

         (a) Any applicable covenant or agreement contained in Sections 7.15, 8.3, 8.7, 8.14, and 9; or

         (b) Any other covenant or agreement contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and such failure continues for thirty (30) days after the first to occur of (i) a Responsible Officer of any Borrower obtaining knowledge or (ii) Borrowers' receipt of notice from Administrative Agent, of such failure.

         10.3 Debtor Relief. Any Company (a) is not Solvent, (b) fails to pay its Liabilities generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within ninety (90) days after its filing).

         10.4 Judgments and Attachments. Any Company fails, within sixty (60) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) in excess of $5,000,000 which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books in accordance with GAAP.

         10.5 Government Action. (a) A final non-appealable order is issued by any Tribunal (including the United States Justice Department) requiring any Company to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of the Companies, taken as a whole.

         10.6 Misrepresentation. Any material representation or warranty made by any Borrower or any Subsidiary Guarantor contained in any Loan Document or in any certificate or report delivered under this Agreement at any time proves to have been incorrect in any material respect when made.

         10.7  Default Under Other Agreements.

         (a) Any Company shall fail to make any payment in respect of any Liability when due or within any applicable grace period; provided that the failure of any Company to make any payment when due or within any applicable grace period in respect of (i) any Recourse Debt arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $10,000,000, and (ii) any non-recourse Liabilities arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $50,000,000, shall not constitute a Default hereunder; or

         (b) the acceleration of the maturity of any Liabilities of any Company or default shall occur in the payment of any Liabilities of any Company or in respect of any note or credit agreement relating to any such Liabilities and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof; provided that the acceleration of the maturity of (i) any Recourse Debt arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $10,000,000, and (ii) any non-recourse Liabilities arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $50,000,000 shall not constitute a Default hereunder;

         10.8 Validity and Enforceability of Loan Documents. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested by any Company or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party (including the termination or revocation of any guaranty of the Obligation other than as a result of a sale or dissolution of any Subsidiary Guarantor otherwise permitted hereunder).

         10.9  Management Changes.

         (a) During any period of twelve (12) consecutive calendar months, individuals who were directors or trustees of ProLogis on the first day of such period shall cease to constitute a majority of the board of directors or trustees of ProLogis; provided, however, that the directors or trustees of ProLogis may include new directors or trustees that (i) are an officer or employee of an Affiliate, or (ii) that are required in order (as a practical matter) for the majority of the board of directors or trustees of ProLogis to be independent directors or trustees.

         (b) Any Borrower shall change its present executive management, which change could result in a Material Adverse Event.

         (c) ProLogis shall cease to own more than fifty percent (50%) of the issued and outstanding voting Stock of any Subsidiary Borrower unless all Borrowings of such Subsidiary Borrower have been paid in full.

         10.10 Plan Assets. The assets of any Borrower at any time constitute "plan assets" as defined in 29 C.F.R. Section 2510.3-101(a)(1) (or any successor regulation).

SECTION 11     RIGHTS AND REMEDIES.

         11.1  Remedies Upon Default.

         (a) If a Default (i) occurs under Section 10.3(c) or (ii) occurs and is continuing under Section 10.3(a), (b) or (d), the commitment to extend credit under this Agreement automatically terminates and the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

         (b) If a Default  occurs  and is  continuing,  subject  to the terms of
Section 12.3(b) and Section 12.10, Administrative Agent may, and upon the request of Required Lenders shall, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker=s Lien against the interest of each Company in and to every account and other property of such Company that are in the possession of any Credit Party to the extent of the full amount of the Obligation (and to the extent permitted by Law, each Company is deemed directly obligated to each Credit Party in the full amount of the Obligation for this purpose); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction.

         11.2 Waivers. To the extent permitted by Law, each Borrower waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         11.3  Performance by Administrative Agent.   If  any  covenant,  duty,
or agreement of any Company is not performed in accordance with the terms of the Loan Documents, then Administrative Agent may, while a Default exists, at its option, perform or attempt to perform that covenant, duty or agreement on behalf of such Company (and any amount expended by Administrative Agent in its performance or attempted performance is payable by Borrowers to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent=s expenditure until paid). However, no Credit Party assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         11.4  Not in Control.   None of the  covenants  or  other  provisions
contained in any Loan Document shall, or shall be deemed to, give any Credit Party the Right to exercise control over the assets (including real property), affairs, or management of any Company; the power of each Credit Party is limited to the Right to exercise the remedies provided in this Section 11.

         11.5 Course of Dealing. The acceptance by any Credit Party of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Credit Party in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         11.6 Cumulative Rights. All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not any Credit Party has instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.7  Application of Proceeds.   Any and all  proceeds  ever  received
by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.11.

         11.8  Diminution in Value of Collateral.   No  Credit  Party  has  any
liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

         11.9  Certain Proceedings.   Each  Borrower  will  promptly  execute
and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers any Credit Party reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because each Borrower agrees that the Credit Parties' remedies at Law for failure of any Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, each Borrower agrees that the covenants of this Section 11.9 may be specifically enforced.

SECTION 12     AGENTS AND LENDERS.

         12.1     Agents.

         (a) Appointment. Each Lender appoints Administrative Agent (and Administrative Agent accepts appointment) as its nominee and agent, in its name and on its behalf: (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrowers under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, if any, for the benefit of Lenders; (vi) to promptly distribute to it all Financial Statements, notices received hereunder, and other items specifically required to be delivered to it hereunder and, upon request, such other material information, requests, documents, and items received from any Borrower under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it; and (ix) to arrange for inspections pursuant to Section 7.4. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Law.

         (b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Loan Documents. Administrative Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrowers and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Loan Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within thirty (30) days after the resigning Administrative Agent has given notice of resignation or the Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $10,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. If no successor Administrative Agent has been appointed by the Required Lenders or Administrative Agent, as provided above, then the retiring Administrative Agent's resignation shall nevertheless become effective forty-five (45) days after the retiring Administrative Agent's notice of resignation and the Required Lenders shall thereafter perform all of the duties of Administrative Agent hereunder and/or under any other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent, as provided in this
Section 12.1(b). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations as Administrative Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably requests to reflect the change. After any Administrative Agent=s resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents. If any Borrower fails to respond to any written request for any consent required in this Section 12.1(b) within ten (10) days after the date that Borrower receives such request, then such Borrower shall be deemed to have given its consent to such request.

         (c) Syndication Agent. Syndication Agent, in such capacity, shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Syndication Agent (i) may voluntarily resign by notice to Administrative Agent, Lenders, and Borrowers, and (ii) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Syndication Agent, Administrative Agent may elect to designate a successor Syndication Agent (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank having a combined capital and surplus of at least $10,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

         (d) Documentation Agent. Documentation Agent, in such capacity, shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Documentation Agent (i) may voluntarily resign by notice to Administrative Agent, Lenders, and Borrowers, and (ii) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Documentation Agent, Administrative Agent may elect to designate a successor Documentation Agent (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank having a combined capital and surplus of at least $10,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

         (e) Managing Agents. Managing Agents, in such capacity, shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement.

         12.2  Delegation of Duties; Reliance.   Lenders  may  perform  any  of
their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. The Credit Parties and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or any Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or any other Loan Document or (ii) any other writing if a specific writing is required by this Agreement or any other Loan Document), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of such Lender=s portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or a Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrowers), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         12.3 Limitation of Agents' Liability.

         (a) Exculpation. Neither Administrative Agent nor any of its Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders, with respect to any act or action in connection with any Loan Document, then Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting under this Agreement in accordance with instructions of Required Lenders.

         (c) Reliance. No Agent is responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or due execution of any Loan Document (except by such Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by such Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company.

         (d) Indemnification. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY BORROWERS. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         12.4 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         12.5 Expenses. Should Administrative Agent commence any proceeding or in any way seek to enforce its Rights under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Part) of the reasonable costs and/or expenses of any such enforcement, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Part) of all reasonable costs and expenses incurred by Administrative Agent (including reasonable attorneys' fees and expenses) if Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or to enforce any rights of Administrative Agent or any of Borrowers' or any other Company's obligations under any of the Loan Documents, but not with respect to any dispute between Administrative Agent and any other Lender(s). Any loss of principal and interest resulting from any Default shall be shared by Lenders in accordance with their respective Pro Rata Parts. It is understood and agreed that if Administrative Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Default, then said counsel shall be selected by
Administrative Agent and written notice of the same shall be delivered to Lenders. Administrative Agent shall exercise commercially reasonable efforts to collect the cost and expenses described above from Borrowers.

         12.6 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Lender's Pro Rata Part of the Obligation).

         12.7 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

         12.8 Benefits of Agreement. None of the provisions of this Section inure to the benefit of any Company or any other Person except Administrative Agent and Lenders. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Credit Party to comply with these provisions.

         12.9  Approval of Lenders.

         (a) All communications from Administrative Agent to any Lender requesting such Lender's determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrowers in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by all Lenders, and (y) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by the Required Lenders, in each instance, after receipt of the request therefor by Administrative Agent (in either event, the "Lender Reply Period").

         (b) Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

         12.10  Default; Collateral.   Upon  the  occurrence  and  during  the
continuance of a Default, the Credit Parties agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of the Credit Parties; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders or Lenders, as the case may be. All rights of action under this Agreement and under the Notes and all rights to any collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its respective name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Credit Party, and the recovery of any judgment shall be for the benefit of the Credit Parties subject to the expenses of Administrative Agent. In actions with respect to any property of any Company, Administrative Agent is acting for the ratable benefit of each Credit Party.

SECTION 13  GUARANTY.

         13.1  The Guaranty.   In order to induce  the Credit  Parties to enter
into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by ProLogis from the proceeds of the Borrowings made to Subsidiary Borrowers hereunder, ProLogis hereby, unconditionally and irrevocably, guarantees the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligation of each Subsidiary Borrower (the "Guaranteed Debt"). If any or all of the Guaranteed Debt becomes due and payable, ProLogis unconditionally promises to pay such Guaranteed Debt to the Credit Parties, on demand, together with any and all expenses which may be incurred by each Credit Party in collecting any of the Guaranteed Debt. The word "Guaranteed Debt" is used in this Section 13 in its most comprehensive sense and includes any and all advances, debts, obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and obligations of each Subsidiary Borrower arising in connection with this Agreement or any other Loan Document, in each case, heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether any Subsidiary Borrower may be liable individually or jointly with others,  whether or not  recovery  upon such  indebtedness  may be or  hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         13.2  Bankruptcy.   Additionally,  ProLogis  unconditionally  and
irrevocably guarantees the payment of any and all indebtedness of any Subsidiary Borrower to the Credit Parties whether or not due or payable by such Subsidiary Borrower upon the occurrence in respect of such Subsidiary Borrower of any of the events specified in Section 10.3, and unconditionally promises to pay such indebtedness to the Credit Parties, on demand, in lawful money of the United States.

         13.3  Nature of Liability.   The  liability  of ProLogis  hereunder is
exclusive and independent of any security for or other guaranty of the indebtedness of any Subsidiary Borrower whether executed by ProLogis, any other guarantor, or by any other party, and the liability of ProLogis hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Subsidiary Borrower, or by any other party, or (b) any other continuing or other guaranty, undertaking, or maximum liability of a guarantor or of any other party as to the indebtedness of any Subsidiary Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution of any Subsidiary Borrower, or (e) any payment made to any Credit Party on the indebtedness which such Credit Party repays any Subsidiary Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and ProLogis waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. This Parent Guaranty is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Parent Guaranty may not be revoked by ProLogis; provided, however, if, according to applicable Law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Parent Guaranty shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to any Guaranteed Debt which has then not yet arisen, then ProLogis may deliver to Administrative Agent written notice that ProLogis will not be liable hereunder for any of the Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to ProLogis from and after (but not before) such times as said written notice is actually delivered to and received by and receipted for in writing by Administrative Agent; provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any of the Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of ProLogis with respect to any of the Guaranteed Debt created, incurred, or arising prior to the receipt of such notice by Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter incurred on or with respect to such Guaranteed Debt, or with respect to attorneys' fees thereafter becoming payable hereunder with respect to such Guaranteed Debt, and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by ProLogis to the extent such Guaranteed Debt arises under any commitments existing at or prior to such revocation.

         13.4 Independent Obligation. The obligations of ProLogis hereunder are independent of the obligations of any other guarantor or any Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against ProLogis whether or not action is brought against any other guarantor or any Subsidiary Borrower and whether or not any other guarantor or any Subsidiary Borrower be joined in any such action or actions. ProLogis waives, to the fullest extent permitted by Law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to any Subsidiary Borrower shall operate to toll the statute of limitations as to ProLogis.

         13.5 Authorization. ProLogis authorizes the Credit Parties without notice or demand (except as shall be required by applicable Law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate, or otherwise change the time for payment of, or otherwise change the terms of, the Guaranteed Debt or any part thereof in accordance with this Parent Guaranty, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of the Guaranteed Debt and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as Administrative Agent, at the direction of the Required Lenders in their discretion, may determine, and (d) release or substitute any one or more endorsers, guarantors, Subsidiary Borrowers, or other obligors.

         13.6 Reliance. It is not necessary for any Credit Party to inquire into the capacity or powers of any Company or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         13.7 Subordination. Any indebtedness of any Subsidiary Borrower now or hereafter held by ProLogis is hereby subordinated to the indebtedness of such Subsidiary Borrower to the Credit Parties; and such indebtedness of such
Subsidiary Borrower to ProLogis, if Administrative Agent, while a Default exists, so requests, shall be collected, enforced, and received by ProLogis as trustee for the Credit Parties and be paid over to Administrative Agent, for the ratable benefit of the Credit Parties, on account of the indebtedness of such Subsidiary Borrower to the Credit Parties, but without affecting or impairing in any manner the liability of ProLogis under the other provisions of this Parent Guaranty. Prior to the transfer by ProLogis of any note or negotiable instrument evidencing any indebtedness of any Subsidiary Borrower to ProLogis, ProLogis shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Notwithstanding the foregoing, ProLogis does not waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which it may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; ProLogis' rights of subrogation, reimbursement, or contribution are, however, subordinate to the rights and claims of the Credit Parties.

         13.8  Waivers; Consents.

         (a) ProLogis waives any right (except as shall be required by applicable Law and cannot be waived) to require any Credit Party to (i) proceed against any Subsidiary Borrower, any other guarantor, or any other party, (ii) proceed against or exhaust any security held from any Subsidiary Borrower, any other guarantor, or any other party, or (iii) pursue any other remedy in any Credit Party=s power whatsoever. ProLogis waives any defense based on or arising out of any defense of any Subsidiary Borrower, any other guarantor, or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of any Subsidiary Borrower, any other guarantor, or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of any Subsidiary Borrower other than payment in full of the indebtedness. The Credit Parties may, at their election, foreclose on any security held by any Credit Party by one or more judicial or nonjudicial sales, or exercise any other right or remedy any Credit Party may have against any Subsidiary Borrower or any other party, or any security, without affecting or impairing in any way the liability of ProLogis hereunder except to the extent the indebtedness has been paid. ProLogis waives any defense arising out of any such election by the Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of ProLogis against any Subsidiary Borrower or any other party or any security.

         (b) ProLogis waives all presentments, demands for performance, protests, and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness. ProLogis assumes all responsibility for being and keeping itself informed of each Subsidiary Borrower=s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope, and extent of the risks which ProLogis assumes and incurs hereunder, and agrees that the Credit Parties shall have no duty to advise ProLogis of information known to them regarding such circumstances or risks.

         (c) Any Credit Party may at any time and from time to time without the consent of, or notice to, ProLogis, without incurring responsibility to ProLogis, without impairing or releasing the obligations of ProLogis hereunder, upon or without any terms or conditions and in whole or in part: (i) change the manner, place, or terms of payment of, and/or change or extend the time of payment of, renew, or alter, any of the Guaranteed Debt, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Debt as so changed, extended, renewed, or altered; (ii) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Debt or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against; (iii) exercise or refrain from exercising any rights against any Subsidiary Borrower, any other guarantor, or others or otherwise act or refrain from acting; (iv) settle or compromise any of the Guaranteed Debt, any security therefor, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Subsidiary Borrower to creditors of any Subsidiary Borrower (other than the Credit Parties); (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Subsidiary Borrower to the Credit Parties regardless of what liabilities of such Subsidiary Borrower remain unpaid; (vi) consent to or waive any breach of, or any act, omission, or default under, any of the Loan Documents, or any of the instruments or agreements referred to therein, or otherwise amend, modify, or supplement any of the Loan Documents or any of such other instruments or agreements; and/or (vii) act or fail to act in any manner referred to in this Parent Guaranty which may deprive ProLogis of its right to subrogation against any Subsidiary Borrower to recover full indemnity for any payments made pursuant to this Parent Guaranty.

SECTION 14   MISCELLANEOUS.

         14.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         14.2  Nonbusiness Days; Time.   Any  payment  or  action  that is due
under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         14.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand, or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to this Agreement is set forth on Schedule 1.

         14.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Administrative Agent and its counsel.

         14.5 Survival. All covenants, agreements, undertakings, representa-tions, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         14.6 Governing Law. EXCEPT AS EXPRESSLY PROVIDED IN A LOAN DOCUMENT, THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN DOCUMENTS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS.

         14.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. The Credit Parties and Borrowers agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid or unenforceable is a material part of this Agreement, such invalid, illegal or unenforceable provision shall be, to the extent permitted by Law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.

         14.8 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWERS, FOR EACH OF THE OTHER COMPANIES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS,
(b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,
(d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN
RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE
OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Borrower (for itself and on behalf of each of the other Companies) acknowledges that these waivers are a material inducement to each Credit Party's agreement to enter into a business relationship, that each Credit Party has already relied on these waivers in entering into this Agreement, and that each Agent and each Lender will continue to rely on each of these waivers in related future dealings. Each Borrower (for itself and on behalf of each other Company) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR
REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.9  Amendments, Consents, Conflicts, and Waivers.

         (a) Required Lenders. Unless otherwise specifically provided the provisions of this Agreement may be amended, modified, or waived only by an instrument in writing executed by each Borrower and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement.

         (b) All  Lenders.  Except as  specifically  otherwise  provided in this
Section 14.9, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by each Borrower and executed (or approved, as the case may be) by Administrative Agent and each Lender (other than any Defaulting Lender): (i) extends the Termination Date (except as set forth in
Section 3.20); (ii) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (iii) decreases any rate or amount of interest, fees, principal, or other sums payable to any Credit Party under this Agreement (except such reductions as are contemplated by this Agreement); (iv) changes the definition of "Commitment," "Pro Rata," "Pro Rata Part," "Required Lenders," or "Total Commitment;" (v) waives the requirement of, compliance with, amends, or fully or partially releases any guaranty (including the Parent Guaranty) or any substantial part of any collateral, if any (except as expressly permitted by the terms of the Loan Documents); (vi) permits any Borrower to assign any of its rights hereunder; or (vii) changes this clause (b) or any other matter specifically requiring the consent of all Lenders under this Agreement.

         (c) Administrative Agent. No amendment, modification, consent or waiver which modifies the rights, duties, or obligations of any Agent shall be effective without the consent of such Agent.

         (d) Conflicts. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

         (e) Course of Dealing. No course of dealing or any failure or delay by any Credit Party or any of its respective Representatives with respect to exercising any Right of such Credit Party under this Agreement operates as a waiver thereof. Any waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         14.10  Multiple Counterparts.   Any  Loan  Document  may  be  executed
in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by each Borrower, each Lender, and each Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Administrative Agent by each Lender, each Agent, and each Borrower, or, in the case only of the Credit Parties, when Administrative Agent has received telecopied, telexed, or other evidence satisfactory to it that each Credit Party has executed and is delivering to Administrative Agent a counterpart of this Agreement.

         14.11  Successors and Assigns; Participations.

         (a) Each Loan Document binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may, without the prior written consent of Administrative Agent and, so long as no Default has occurred and is continuing, Borrowers, transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as specifically permitted by this Section 14.11.

         (b) Subject to the provisions of this Section 14.11 and in accordance with applicable Law, any Lender having a Commitment equal to or greater than $25,000,000, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt equal to or greater than $25,000,000, may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation; provided that (i) each such participation is not less than $10,000,000, (ii) except in the case of participations of Competitive Borrowings or to any of such Lender's Affiliates, the Lender granting such participation shall have provided written notice to Administrative Agent of such participation, and (iii) after giving effect to such participation, the Lender granting such participation shall retain a Commitment of at least $15,000,000, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt of at least $15,000,000. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Documents and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrowers and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with such Lender's Rights and obligations under the Loan Documents. Participants have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as no Borrower is obligated to pay any amount in excess of the amount that would be due to such Lender under Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Document, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or any substantial part of the collateral, if any, for the Obligation. However, if a Participant is entitled to the benefits of Section 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters described in the previous sentence, then such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of such Lender's portion of the Obligation.

         (c) Subject to the provisions of this Section 14.11, any Lender may at any time, in the ordinary course of its commercial banking business, (i) without the consent of any Borrower or Administrative Agent, assign all or any part of its Rights and obligations under the Loan Documents to any of its Affiliates so long as such Affiliate is an Eligible Institution (each a "Purchaser") and (ii) upon the prior written consent of Administrative Agent, and so long as no Default has occurred and is continuing, each Borrower, such consents by
Administrative  Agent  and each  Borrower  not to be  unreasonably  withheld  or delayed, assign to any other Eligible Institution (each of which is also a "Purchaser") a proportionate part (not less than $10,000,000 and an integral multiple of $1,000,000, or if less, all of the assigning Lender's Commitment or, if the Total Commitment has been terminated, Principal Debt) of its Rights and obligations under the Loan Documents; provided that (x) each such assignment shall exclude Competitive Borrowings, unless the assigning Lender is selling all of its Rights and obligations under the Loan Documents, and (y) after giving effect to such assignment, unless the assigning Lender is assigning all of its Rights and Commitments hereunder, the Lender granting such assignment shall retain a Commitment of at least $15,000,000, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt of at least $15,000,000. Notwithstanding the foregoing, each Agent shall, at all times prior to its resignation or replacement as an Agent hereunder, retain a minimum Commitment of at least the lesser of (x) $15,000,000, and (y) three percent (3%) of the Total Commitment, or if the Total Commitment has been terminated, then
Notes having  outstanding  Principal Debt of the lesser of (x) $15,000,000,  and
(y) three percent (3%) of the Total Principal Debt. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of Exhibit D. Upon (i) delivery of an executed copy of the assignment agreement to Borrowers and Administrative Agent and (ii) payment of a fee of $3,500 from the transferor to Administrative Agent, from and after the assignment=s effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrowers, Lenders, or any Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing Schedule 1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Administrative Agent shall deliver to Borrowers and Lenders an amended Schedule 1 reflecting those changes, Borrowers shall execute and deliver to each of the transferor Lender and the Purchaser substitute Revolving Credit Notes in the face amount of its respective Commitment following transfer, and, upon receipt of its new Revolving Credit Notes, the transferor Lender shall return to Borrower the Revolving Credit Notes previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this Section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

         (d) Any Lender may at any time, without the consent of any Borrower or Administrative Agent, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

         (e) Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis (which must be accepted or rejected within five (5) Business Days after the offer).

         (f) Each Borrower is entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment pursuant to this Section 14.11 is received by such Borrower.

         14.12 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Borrower's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of such Borrower or otherwise, the obligations of such Borrower under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         14.13 Confidentiality. Each Lender agrees to hold any confidential information which (a) it has received prior to the Closing Date from any Borrower which is confidential and is not otherwise publicly available, and (b) it may receive from any Borrower pursuant to this Agreement after the Closing Date which such Borrower has marked "confidential" and is not otherwise publicly available, in confidence, except (i) to other Lenders, (ii) to legal counsel, accountants, and other professional advisors to such Lender who agree to be bound by the terms of this Section, (iii) to regulatory officials, but only to the extent required by such officials, (iv) if legally permitted, upon prior notice to such Borrower (which Lenders agree shall be delivered as promptly as practicable), in connection with or response to compliance with any Law or at the request of any Tribunal, but only to the extent required by such Law or Tribunal, (v) if legally permitted, upon prior notice to such Borrower (which Lenders agree shall be delivered as promptly as practicable), in connection with any legal proceedings to which such Lender is a party, but only to the extent required by such proceedings, and (vi) to prospective Participants or Purchasers who agree to be bound by the terms of this Section.

         14.14 Limitation of Liability of Trustees, Shareholders and Officers of ProLogis. ANY OBLIGATION OR LIABILITY WHATSOEVER OF PROLOGIS WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY PROLOGIS PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION, OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED OUT OF PROLOGIS' ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF PROLOGIS' TRUSTEES, SHAREHOLDERS, OFFICERS, EMPLOYEES, OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT, OR OTHERWISE.

         14.15  Entirety.   THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS
(EACH AS AMENDED IN WRITING FROM TIME-TO-TIME) EXECUTED BY ANY BORROWER OR ANY CREDIT PARTY REPRESENT THE FINAL AGREEMENT AMONG BORROWERS AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         14.16 Limited Waiver. Each of the Lenders hereunder that is a Lender under the Existing Credit Agreement hereby waives the requirement set forth in
Section 2.3 of the Existing Credit Agreement that Borrower provide three (3) Business Days prior notice of the termination of the commitments thereunder. The waiver set forth herein is limited as provided herein and shall not be deemed to be a waiver or consent to any deviation from the terms of this Agreement or the other Loan Documents.

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